Exhibit 10.2

SALE AND SERVICING AGREEMENT

among

HYUNDAI AUTO RECEIVABLES TRUST 2026-D,
Issuer,

HYUNDAI ABS FUNDING, LLC,
Depositor,

HYUNDAI CAPITAL AMERICA,
Seller and Servicer,

and

CITIBANK, N.A.,
Indenture Trustee

Dated as of November 10, 2026

TABLE OF CONTENTS

i	(2026-D Sale and Servicing Agreement)

TABLE OF CONTENTS

(continued)

Exhibit A	Form of Record Date Statement	A-1
Exhibit B	Form of Servicer’s Certificate	B-1
Exhibit C	Form of Indenture Trustee’s Annual Sarbanes Certification	C-1
Schedule A	Schedule of Receivables	Sched. A-1
Schedule B	Yield Supplement Overcollateralization Amount	Sched. B-1
Appendix A	Definitions	App. A-1
Appendix B	Regulation AB Representations, Warranties and Covenants	App. B-1

Schedule I	Servicing Criteria To Be Addressed by Indenture Trustee in Assessment of Compliance

ii	(2026-D Sale and Servicing Agreement)

This SALE AND SERVICING AGREEMENT, dated as of November 10, 2026 among HYUNDAI AUTO RECEIVABLES TRUST 2026-D, a Delaware statutory trust (the “Issuer”), HYUNDAI ABS FUNDING, LLC, a Delaware limited liability company (the “Depositor”), HYUNDAI CAPITAL AMERICA, a California corporation, as servicer (in such capacity, the “Servicer”) and as seller (in such capacity, the “Seller”), and CITIBANK, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with retail installment sale contracts secured by new and used automobiles, light-duty trucks and other types of motor vehicles and acquired by the Seller in the ordinary course of business and sold by the Seller to the Depositor;

WHEREAS, the Depositor is willing to sell such receivables to the Issuer; and

WHEREAS, the Servicer is willing to service such receivables.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to this Agreement, which contains rules as to usage that are applicable herein.

Section 1.02 Other Definitional Provisions.

(a)            All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)            As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)            The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; “or” shall include “and/or”; and the term “including” shall mean “including without limitation”.

(2026-D Sale and Servicing Agreement)

(d)            The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)            Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II.

CONVEYANCE OF RECEIVABLES

Section 2.01 Conveyance of Receivables. In consideration of the Issuer’s delivery to or upon the order of the Depositor of cash, the Certificates and such other amounts to be distributed to the Depositor on the Closing Date, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Depositor set forth herein), all right, title and interest of the Depositor in and to:

(a)            the Receivables and all moneys identified thereon after the Cutoff Date;

(b)            the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Depositor in such Financed Vehicles;

(c)            any Liquidation Proceeds and any other proceeds from claims on any physical damage, credit, life or disability insurance policies covering the Financed Vehicles or the related Obligors, including any vendor’s single interest or other collateral protection insurance policy;

(d)            any property that shall have secured a Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer or the Trust;

(e)            all documents and other items contained in the Receivable Files;

(f)            all of the Depositor’s rights (but not its obligations) under the Receivables Purchase Agreement;

(g)            all right, title and interest in the Trust Accounts and all funds, securities or other assets credited from time to time to the Trust Accounts and in all investments therein and proceeds thereof (including the initial Reserve Account Deposit);

(h)            any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement; and

(i)            the proceeds of any and all of the foregoing (collectively, with the assets listed in clauses (a) through (h) above, the “Conveyed Assets”).

2	(2026-D Sale and Servicing Agreement)

The Depositor and the Issuer agree that the purchase price for the Conveyed Assets sold by the Depositor to the Issuer represents fair market value for the Conveyed Assets. It is the intention of the Depositor that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Conveyed Assets from the Depositor to the Trust and the beneficial interest in and title to the Receivables and the related property shall not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. In the event that, notwithstanding the intent of the Depositor, the transfer and assignment contemplated hereby is held not to be a sale or is otherwise not effective to sell the Conveyed Assets, this Agreement shall constitute a grant by the Depositor to the Issuer of a security interest in all Conveyed Assets and all accounts, money, chattel paper, securities, instruments, documents, deposit accounts, uncertificated securities, general intangibles, contract rights, goods and other property consisting of, arising from or relating to such Conveyed Assets, for the benefit of the Securityholders.

ARTICLE III.

THE RECEIVABLES

Section 3.01 Representations and Warranties of the Seller.

(a)            The Seller has made each of the representations and warranties set forth in Exhibit A to the Receivables Purchase Agreement as to the Receivables and has consented to the assignment by the Depositor to the Issuer of the Depositor’s rights with respect thereto. Such representations and warranties speak as of the respective dates set forth therein, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge of such Receivables to the Indenture Trustee. Pursuant to Section 2.01 of this Agreement, the Depositor has sold, assigned, transferred and conveyed to the Issuer, as part of the assets of the Issuer, its rights under the Receivables Purchase Agreement, including the representations and warranties of the Seller therein as set forth in Exhibit A to the Receivables Purchase Agreement as to the Receivables, upon which representations and warranties the Issuer relies in accepting the Receivables and delivering the Securities, together with all rights of the Depositor with respect to any breach thereof, including the right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement. It is understood and agreed that the representations and warranties referred to in this Section shall survive the sale and delivery of the Receivables to the Issuer.

(b)            The Seller hereby agrees that the Issuer shall have the right to enforce any and all rights under the Receivables Purchase Agreement assigned to the Issuer herein, including the right to cause the Seller to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Exhibit A to the Receivables Purchase Agreement, directly against the Seller as though the Issuer were a party to the Receivables Purchase Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Depositor.

3	(2026-D Sale and Servicing Agreement)

Section 3.02 Perfection Representations and Warranties. If the transfer of the Conveyed Assets under this Agreement is determined to be a pledge relating to a financing or is determined not to be an absolute sale and assignment, the Depositor makes the following representations and warranties on which the Issuer is relying in purchasing the Conveyed Assets.  The representations and warranties are made as of the Closing Date, but shall survive the sale, transfer and assignment of the Conveyed Assets by the Depositor to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture:

(a)            This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Conveyed Assets in favor of the Issuer, which security interest is prior to all other Liens other than Permitted Liens and any Lien that will be released prior to the assignment hereunder, and is enforceable as such against creditors of and purchasers from the Depositor.

(b)            Each Receivable constitutes “chattel paper” within the meaning of the UCC as in effect in the state of origination.

(c)            Immediately upon the transfer thereof from the Depositor to the Issuer pursuant to this Agreement, the Issuer shall have good and marketable title to each Receivable, free and clear of any Liens other than permitted liens and any Lien that will be released prior to the assignment hereunder.

(d)            The Depositor has caused, or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under the applicable UCC in order to perfect the security interest in the Conveyed Assets granted to the Issuer under this Agreement.

(e)            Other than the security interest granted to the Issuer pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral describing the Receivables other than any financing statement relating to the security interest granted to the Issuer under this Agreement. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

(f)            The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer, except for such marks or notations indicating that they have been pledged, assigned or otherwise conveyed (i) to the Depositor or the Indenture Trustee in accordance with the Basic Documents or (ii) to HCA in accordance with Dealer Agreements. All financing statements filed or to be filed against the Depositor in favor of the Issuer in connection with this Agreement describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as provided in the Sale and Servicing Agreement, will violate the rights of the Issuer.”

Section 3.03 Repurchase upon Breach. If the Seller discovers, or is notified by a Requesting Party with a Repurchase Request regarding, a breach of any of the representations and warranties set forth in Section 3.02(b) to the Receivables Purchase Agreement at the time such representations and warranties were made, the Seller will investigate the Receivable to confirm the breach and determine if the breach triggers a Repurchase Event. Following a Repurchase Event, the Seller shall either (a) correct or cure such breach or (b) purchase any Receivable materially and adversely affected by such breach from the Issuer, in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day (or, if the Seller elects, an earlier Payment Date) after the date that the Seller became aware of or was notified of and confirmed such breach. Any such breach or failure will be deemed not to materially and adversely affect the Noteholders or the Issuer if such breach or failure does not affect the ability of the Issuer or the Noteholders to receive and retain timely payment in full on such Receivable. Any such purchase by the Seller shall be at a price equal to the Purchased Amount. In consideration for such repurchase, the Seller shall make (or shall cause to be made) a payment to the Issuer equal to the Purchased Amount by depositing such amount into the Collection Account in accordance with Section 5.04 on the Business Day preceding the Payment Date of repurchase (or, if the Seller elects, an earlier Payment Date). Upon payment of such Purchased Amount by the Seller, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Seller or its designee any Receivable repurchased pursuant hereto. It is understood and agreed that the right to cause the Seller to purchase (or to enforce the obligations of Seller under the Receivables Purchase Agreement to purchase) any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer, the Noteholders, the Owner Trustee, the Certificateholders and the Indenture Trustee. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 3.03.

4	(2026-D Sale and Servicing Agreement)

ARTICLE IV.

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 4.01 Duties of Servicer. The Servicer, for the benefit of the Issuer and the Indenture Trustee, shall manage, service, administer and make collections on the Receivables and perform the other actions required of the Servicer under this Agreement. The Servicer shall service the Receivables in accordance with its customary servicing practices, using the degree of skill and attention that the Servicer exercises with respect to all other comparable motor vehicle receivables that it services for itself and others. The Servicer’s duties shall include the collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending payment statements to Obligors, reporting any required tax information to Obligors, monitoring the Collateral, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and performing the other duties specified herein. The Servicer also shall administer and enforce all rights of the holder of the Receivables under the Receivables and the Dealer Agreements to the extent and in a manner consistent with its customary practices. To the extent consistent with the standards, policies and procedures otherwise required hereby and the Credit and Collection Policy, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with the managing, servicing, administration and collection of the Receivables that it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 4.02, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Receivables and with respect to the Financed Vehicles. The Servicer is not required under the Basic Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivable or the Basic Documents for funds to be, and no funds shall be, held in trust for an Obligor. No payments or disbursements shall be made by the Servicer on behalf of an Obligor. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, the Indenture Trustee, the Owner Trustee, the Certificateholders or the Noteholders, a legal proceeding to enforce a Receivable pursuant to Section 4.03 or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in any such legal proceeding in its own name, the Indenture Trustee or the Issuer shall thereupon be deemed to have automatically assigned the applicable Receivable to the Servicer solely for purposes of commencing or participating in such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Indenture Trustee or the Issuer to execute and deliver in the Indenture Trustee’s or the Issuer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee and the Indenture Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer shall include the disclosures required by Rule 4(c)(2)(Ii) and (iii) contained in Regulation RR, 17 C.F.R. §246.4, et seq. in the first Servicer’s Certificate after the Closing Date.

Section 4.02 Collection of Receivable Payments; Modifications of Receivables.

(a)            Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

(b)            Subject to Section 4.06, the Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a Receivable in accordance with its customary servicing practices; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period prior to the Class C Stated Maturity Date or (ii) reduces the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law, it will promptly purchase such Receivable in the manner provided in Section 4.07.

5	(2026-D Sale and Servicing Agreement)

(c)            The Servicer may, but is not required to, make any advances of funds or guarantees regarding collections, cash flows or distributions. Payments on the Receivables, including payoffs made in accordance with the related documentation for such Receivables, shall be posted to the Servicer’s Obligor records in accordance with the principal, interest or other items in accordance with the related documentation for such Receivables.

(d)            Subject to the provisions of Section 4.02(b), the Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables.

(e)            Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable and deposit the full Principal Balance of such Receivable into the Collection Account. The receivable created by such refinancing shall not be property of the Issuer. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a Receivable upon the death or disability of the Obligor or any casualty with respect to the Financed Vehicle.

(f)            Records documenting collection efforts shall be maintained during the period a Receivable is delinquent in accordance with the Credit and Collection Policy. Such records shall be maintained on at least a periodic basis that is not less frequent than as set forth in the Credit and Collection Policy, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment) in accordance with the Credit and Collection Policy.

Section 4.03 Realization upon Receivables. Consistent with the standards, policies and procedures required by this Agreement and the Credit and Collection Policy, the Servicer shall use reasonable efforts to repossess or otherwise convert the ownership of and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer shall have determined that eventual payment in full is unlikely; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would not be greater than the expense of such repossession. In repossessing or otherwise converting the ownership of a Financed Vehicle and liquidating a Receivable, the Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.01, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an insurance policy and other actions by the Servicer in order to realize upon a Receivable; provided, however, that in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its reasonable judgment that such repair or repossession shall increase the related Liquidation Proceeds by an amount materially greater than the expense for such repair or repossession. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of the sale of such Financed Vehicle, any deficiency obtained from the related Obligor or any amounts received from recourse to the related Dealer.

6	(2026-D Sale and Servicing Agreement)

Section 4.04 [Reserved].

Section 4.05 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The provisions set forth in this Section are the sole requirements under the Basic Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the certificate of title with respect to a Financed Vehicle does not constitute collateral and merely evidences such security interest. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle, or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which such Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Issuer, the Servicer hereby agrees that the designation of HCA as the secured party on the certificate of title is in its capacity as agent of the Issuer.

Section 4.06 Covenants of Servicer. By its execution and delivery of this Agreement, the Servicer hereby covenants as follows (upon which covenants the Issuer, the Indenture Trustee and the Owner Trustee rely in accepting the Receivables and delivering the applicable Securities):

(a)            Liens in Force. The Servicer will not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its customary servicing practices, (ii) in connection with repossession and sale of the Financed Vehicle or (iii) as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle;

(b)            No Impairment. The Servicer shall do nothing to impair the rights of the Trust in the property of the Trust;

(c)            No Amendments. The Servicer shall (i) not extend the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period prior to the Class C Stated Maturity Date; or (ii) reduce the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law.

(d)            Safekeeping. The Servicer, in its capacity as custodian, shall hold, or cause its agent to hold, the Receivable Files for the benefit of the Issuer and the Indenture Trustee in accordance with its customary servicing practices. For the avoidance of doubt, the Servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the Receivable Files in electronic form and (ii) maintain custody of all or any portion of the Receivable Files with one or more of its agents or designees.

7	(2026-D Sale and Servicing Agreement)

Section 4.07 Purchase of Receivables Upon Unfulfilled Servicer Obligations. Upon discovery by any party hereto of any unfulfilled servicer obligations set forth in Section 4.02, 4.03, 4.05 or 4.06 which materially and adversely affects the interests of the Issuer or the Noteholders, the party discovering such action or inaction shall give prompt written notice thereof to the other parties hereto; provided, that delivery of a Servicer’s Certificate shall be deemed to constitute prompt written notice thereof to the other party; provided, further, that the failure to give such notice shall not affect any obligation of the Servicer under this Section 4.07. Following an unfulfilled servicer obligation described in the preceding sentence, the Servicer shall either (a) correct or cure such action or inaction or (b) purchase any Receivable materially and adversely affected by the servicer’s action from the Issuer, in either case on or before the Payment Date following the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier Payment Date) after the date that the Servicer became aware or was notified of such action or inaction. Any such unfulfilled servicer obligation will be deemed not to materially and adversely affect the Noteholders or the Issuer if such action or inaction does not affect the ability of the Issuer or the Noteholders to receive and retain timely payment in full on such Receivable. Any such purchase by the Servicer shall be at a price equal to the Purchased Amount. In consideration for such repurchase, the Servicer shall make (or shall cause to be made) a payment to the Issuer equal to the Purchased Amount by depositing such amount into the Collection Account in accordance with Section 5.04 on the Business Day preceding such Payment Date (or, if the Servicer elects, an earlier Payment Date). Upon payment of such Purchased Amount by the Servicer, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Servicer or its designee any Receivable repurchased pursuant hereto. It is understood and agreed that the obligation of the Servicer to purchase any Receivable as described above shall constitute the sole remedy respecting such action or inaction available to the Issuer, the Owner Trustee, the Certificateholders, the Noteholders and the Indenture Trustee.

Section 4.08 Servicing Fee. The Servicing Fee shall be payable to the Servicer on each Payment Date. The Servicing Fee shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. In addition, the Servicer will be entitled to retain all late fees, extension fees, non-sufficient funds charges and any and all other administrative fees and expenses or similar charges allowed by applicable law with respect to any Receivable. The Servicer also will be entitled to receive Investment Earnings on amounts on deposit in the Collection Account and the Reserve Account during each Collection Period. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and expenses incurred in connection with distributions and reports made by the Servicer to the Owner Trustee and the Indenture Trustee). The Servicer shall be required to pay all of the Indenture Trustee’s fees, expenses, reimbursements and indemnifications.

Section 4.09 Servicer’s Certificate. The Servicer shall prepare and deliver to the Owner Trustee, the Indenture Trustee, and the Depositor, with a copy to each Rating Agency, on or before the second Business Day prior to each Payment Date a Servicer’s Certificate containing all information necessary to make the distributions to be made on the related Payment Date pursuant to Section 5.05 for the related Collection Period and such Servicer’s Certificate shall be certified by a Responsible Officer of the Servicer to the effect that the information provided is complete and no Servicer Termination Events have occurred. If any defaults have occurred, such Servicer’s Certificate will provide an explanation of such Servicer Termination Events. At the sole option of the Servicer, each Servicer’s Certificate may be delivered in electronic or hard copy format. Such Servicer’s Certificate as described in this section shall be in substantially the form attached to this Agreement as Exhibit B.

8	(2026-D Sale and Servicing Agreement)

Section 4.10 Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a)            The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, and each Rating Agency, within 120 days after the end of the Servicer’s fiscal year (or, in the case of the first such certificate, not later than April 30, 2027), an Officer’s Certificate signed by a Responsible Officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period in the case of the first such Officer’s Certificate) and of the performance of its obligations under this Agreement has been made under such officer’s supervision and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b)            The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, and each Rating Agency, promptly after having obtained knowledge thereof, written notice in an Officer’s Certificate of any event that with the giving of notice or lapse of time or both would become a Servicer Termination Event under Section 8.01. Except to the extent set forth in this Section 4.10(b) and Sections 4.09 and 8.04 of this Agreement and Sections 3.07, 3.19 and 5.01 of the Indenture, the Basic Documents do not require any policies or procedures to monitor any performance or other triggers and events of default.

Section 4.11 Compliance with Regulation AB. The Servicer agrees to perform all duties and obligations applicable to or required of the Issuer set forth in Appendix B attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.

Section 4.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Owner Trustee, the Indenture Trustee and the Certificateholders reasonable access to the documentation regarding the Receivables and the related Trust property. The Servicer will provide such access to any Noteholder only in such cases where the Servicer shall be required by applicable statutes or regulations to permit a Noteholder to review such documentation. In each case, access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

9	(2026-D Sale and Servicing Agreement)

Section 4.13 Term of Servicer. The Servicer hereby covenants and agrees to act as Servicer under, and for the term of, this Agreement, subject to the provisions of Sections 7.03 and 7.06.

Section 4.14 Annual Independent Accountants’ Report. For so long as the Issuer is subject to the reporting requirements under the Exchange Act, on or before March 30th of each year, beginning March 30, 2027, the Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or its Affiliates, to deliver to the Owner Trustee and the Indenture Trustee, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or certification standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

Section 4.15 Reports to the Commission. The Servicer shall, or shall cause the Depositor to, on behalf of the Issuer, execute and cause to be filed with the Commission any periodic reports required to be filed with respect to the issuance of the Notes under the provisions of the Exchange Act and the rules and regulations of the Commission thereunder. The Depositor shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings.

Section 4.16 Compensation of Indenture Trustee. The Servicer will:

(a)            pay the Indenture Trustee (and any separate trustee or co-trustee appointed pursuant to Section 6.11 of the Indenture (a “Separate Trustee”)) from time to time reasonable compensation for all services rendered by the Indenture Trustee or Separate Trustee, as the case may be, under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)            except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee or any Separate Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or Separate Trustee, as the case may be, in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

(c)            indemnify the Indenture Trustee and any Separate Trustee and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture and the other Basic Documents, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

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(d)            indemnify the Owner Trustee and its agents, successors, assigns and servants in accordance with Section 8.02 of the Trust Agreement to the extent that amounts thereunder have not been paid pursuant to Section 5.05 of this Agreement.

ARTICLE V.

DISTRIBUTIONS; STATEMENTS TO SECURITYHOLDERS

Section 5.01 Accounts.

(a)            (i) On or prior to the Closing Date, the Servicer shall establish, or cause to be established, an account with and in the name of the Indenture Trustee (the “Collection Account”), which shall be maintained as an Eligible Account and shall bear a designation clearly indicating that the amounts deposited thereto are held for the benefit of the Noteholders.

(ii) On or prior to the Closing Date, the Servicer shall establish and maintain, or cause to be established and maintained, for the benefit of the Issuer and the Noteholders an Eligible Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Issuer and the related Securityholders.

(iii) Funds on deposit in the Reserve Account, shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer; provided, however, that if the Servicer fails to select any Eligible Investment for any funds on deposit in the Reserve Account by 2:00 p.m., New York City time (or such other time as may be agreed by the Servicer and the Indenture Trustee), on any Business Day, such funds shall, to the fullest extent practicable, be invested in Eligible Investments in accordance with standing instructions most recently given by the Servicer.  All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders, the Certificateholders and the Issuer.  Unless the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any Outstanding Class of Notes) with respect to different investments, funds on deposit in the Reserve Account shall be invested in Eligible Investments that will mature so that such funds will be available on the Business Day preceding the next Payment Date.  Funds deposited in the Reserve Account, upon the maturity of any Eligible Investments on a day which immediately precedes a Payment Date, are not required to be invested overnight. Investment Earnings on amounts on deposit in the Reserve Account, net of losses and investment expenses, shall be released to the Servicer on each Payment Date and shall be property of the Servicer. Notwithstanding any other provision of this Agreement or any other Basic Document, funds on deposit in the Reserve Account shall only be invested in Eligible Investments deemed to be “cash equivalents” for purposes of 17 CFR Part 246.4(b)(2) of Regulation RR, as determined by the Servicer. Neither the Indenture Trustee nor the Owner Trustee shall have any obligation to determine whether the establishment and maintenance of the Reserve Account satisfies the requirements of 17 CFR Part 246.4(b)(2) of Regulation RR, including whether any investment of funds on deposit in the Reserve Account meet the requirements of 17 CFR Part 246.4(b)(2) of Regulation RR, and shall be entitled to conclusively rely on direction by the Servicer in connection therewith.

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(iv)  Funds on deposit in the Collection Account shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer; provided, however, that if the Servicer fails to select any Eligible Investments for any funds on deposit in the Collection Account by 2:00 p.m., New York City time (or such other time as may be agreed by the Servicer and the Indenture Trustee), on any Business Day, such funds shall, to the fullest extent practicable, be invested in Eligible Investments in accordance with standing instructions most recently given by the Servicer.  All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and/or the Certificateholders, as applicable.  Unless the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any Outstanding Class of Notes) with respect to different investments, funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature so that such funds will be available on the Business Day preceding the next Payment Date.  Investment Earnings on amounts on deposit in the Collection Account, net of losses and investment expenses, shall be released to the Servicer on each Payment Date and shall be the property of the Servicer.

(v) Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Servicer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held in the Collection Account or the Reserve Account, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.

(b)            (i) Except as otherwise provided herein, the Indenture Trustee shall possess all right, title and interest in all funds identified and all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof. The Trust Accounts (other than the Reserve Account) shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Issuer, which such Reserve Account has been pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders. If, at any time, a Trust Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within thirty (30) days (or any longer period if, with respect to Fitch, the Rating Agency Condition is satisfied and, with respect to S&P, the Rating Agency Notification is satisfied, with respect to such longer period) establish a new Trust Account as an Eligible Account and shall transfer any cash or any investments from the account that is no longer an Eligible Account to the Trust Account. Neither the Servicer nor the Indenture Trustee shall in any way be held liable by reason of any insufficiency in any Trust Account resulting from any investment loss in any Eligible Investment.

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(ii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee in writing to make withdrawals and payments from the Trust Accounts and the Certificate Distribution Account for the purpose of withdrawing any amounts deposited in error into such accounts.

(c)            Except for the Collection Account, the Reserve Account and the Certificate Distribution Account, there are no accounts required to be maintained under the Basic Documents. No checks shall be issued, printed or honored with respect to the Collection Account or the Reserve Account.

Section 5.02 Application of Collections. All payments identified from or on behalf of an Obligor during each Collection Period with respect to each Receivable (other than a Purchased Receivable) shall be applied to interest and principal in accordance with the Simple Interest Method. The Servicer shall make all deposits of Collections and other Available Amounts identified into the Collection Account on the second Business Day following identification thereof. However, so long as the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts identified during a Collection Period until one Business Day prior to the related Payment Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) HCA or one of its Affiliates is the Servicer, (ii) no Servicer Termination Event has occurred and is continuing and (iii) HCA has a short-term debt rating of at least “F1” from Fitch and “A-1” from S&P. Notwithstanding the foregoing, the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the Business Day prior to the related Payment Date) if the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any Outstanding Class of Notes), with respect to such alternate remittance schedule. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

Section 5.03 Property of the Trust. All payments and other proceeds of any type and from any source on or with respect to the Receivables shall be the property of the Trust, subject to the Lien of the Indenture and the rights of the Indenture Trustee thereunder.

Section 5.04 Purchased Amounts. The Servicer or the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account, on the date specified in Section 3.03 or Section 4.07, the aggregate Purchased Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 4.07. All such deposits with respect to any such date which is a Payment Date shall be made in immediately available funds on or before the Business Day preceding such Payment Date. The Servicer shall deposit or cause to be deposited into the Collection Account, on the date specified in Section 9.01, (i) the aggregate Purchased Amount with respect to all Receivables pursuant to the Servicer’s exercise of the Optional Purchase, less (ii) the amounts on deposit in the Reserve Account on the date of such Optional Purchase. Notice of this amount shall be provided in writing by the applicable party to the Indenture Trustee.

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Section 5.05 Distributions.

(a)            The Servicer shall calculate all amounts required to be deposited pursuant to this Section and deliver a Servicer’s Certificate on or before the second Business Day prior to each Payment Date pursuant to Section 4.09.

(b)            On each Payment Date, except as specified in Section 5.04(b) of the Indenture, the Servicer shall instruct the Indenture Trustee in writing (based on the information contained in the Servicer’s Certificate delivered on or before the second Business Day prior to each Payment Date pursuant to Section 4.09) to make distributions from Available Amounts on deposit in the Collection Account, including amounts deposited pursuant to Section 5.06(b) and (c), in the following order and priority:

(i) to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods (except that amounts on deposit in the Reserve Account may not be used for this purpose as long as the Servicer is HCA or an Affiliate thereof), and Advances not previously reimbursed to the Servicer to the extent set forth in Section 5.08 (except that amounts on deposit in the Reserve Account may not be used for this purpose);

(ii)  to the Class A Noteholders, (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date; and (b) the excess, if any, of the amount of interest payable to the Class A Noteholders on those prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on any such shortfall at their respective interest rates to the extent permitted by law; provided that if there are not sufficient funds available to pay the entire amount of the accrued and unpaid interest on the Class A Notes, the amounts available shall be applied to the payment of such interest on the Class A Notes on a pro rata basis based upon the amount of interest due on each Class of Class A Notes;

(iii)  to the Noteholders, for distribution pursuant to Section 8.02(d) of the Indenture, the First Priority Principal Distribution Amount, if any;

(iv)  to the Class B Noteholders, (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the Class B Rate on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date; and (b) the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on any such shortfall at the Class B Rate to the extent permitted by law;

(v)  to the Noteholders, for distribution pursuant to Section 8.02(d) of the Indenture, the Second Priority Principal Distribution Amount, if any;

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(vi)  to the Class C Noteholders, (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the Class C Rate on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and (b) the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on prior Payment Dates, plus interest on any such shortfall at the Class C Rate to the extent permitted by law;

(vii)  to the Noteholders, for distribution pursuant to Section 8.02(d) of the Indenture, the Regular Principal Distribution Amount;

(viii)  to the Reserve Account, from Available Amounts remaining, the amount, if any, necessary to cause the amount on deposit in that account to equal the Reserve Account Required Amount;

(ix)  first, to the Indenture Trustee and the Owner Trustee, pro rata, and second, to the Asset Representations Reviewer, any reimbursements, expenses and indemnification amounts, in each case to the extent such reimbursements, expenses and indemnification amounts have not been previously paid by the Servicer and to the Securities Intermediary, any accrued and unpaid indemnification expenses owed to it; and

(x)  any remaining Available Amounts indicated in the Servicer’s Report to be for deposit into the Certificate Distribution Account for subsequent distribution to the Certificateholder pursuant to Section 5.02 of the Trust Agreement.

Section 5.06 Reserve Account.

(a)            On or prior to the Closing Date, the Depositor shall deposit an amount equal to the Reserve Account Deposit into the Reserve Account from the net proceeds of the sale of the Notes. The Reserve Account shall be an asset of the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders and the Issuer.

(b)            In the event that the Servicer’s Certificate states that there is an Available Amounts Shortfall, then the Indenture Trustee shall, upon written directions from the Servicer, withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such Reserve Account Withdrawal Amount into the Collection Account no later than 12:00 noon, New York City time, on the Business Day prior to the related Payment Date.

(c)            With respect to each Collection Period, the Indenture Trustee shall, upon written directions from the Servicer, withdraw any Investment Earnings from amounts on deposit in the Reserve Account and remit such amounts to the Servicer on each Payment Date.

(d)            In the event that on any Payment Date the amount on deposit in the Reserve Account shall be less than the Reserve Account Required Amount, the Available Amounts remaining after the payment of the amounts set forth in Section 5.05(b)(i) through (ix), up to an amount equal to such shortfall, shall be deposited by the Indenture Trustee, upon written directions from the Servicer, to the Reserve Account on such Payment Date.

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(e)            Subject to Section 9.01, following the payment in full of the Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement and the termination of the Trust, the Indenture Trustee shall, upon written directions from the Servicer, distribute any amount then on deposit in the Reserve Account to the Depositor. Notwithstanding the other provisions of this clause (e), in the event that the Servicer exercises its right to an Optional Purchase pursuant to Section 9.01, the Indenture Trustee shall, upon written directions from the Servicer, withdraw any remaining amount on deposit in the Reserve Account and deposit such amounts into the Collection Account no later than 12:00 noon, New York City time, on the Business Day prior to the date of the Optional Purchase. On the date that all amounts are withdrawn from the Reserve Account pursuant to this Section, the Indenture Trustee and the Owner Trustee shall release their security interest in, to and under such amounts.

Section 5.07 Statements to Securityholders. On or before the second Business Day prior to each Payment Date, the Servicer shall provide to the Indenture Trustee (with a copy to each Rating Agency) for the Indenture Trustee to make available to each Noteholder of record as of the most recent Record Date and to the Owner Trustee for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date a statement substantially in the form of Exhibit A.

No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

The Indenture Trustee may make any such statement which it is required to provide to the Noteholders, including, without limitation, all information as may be required to enable each Noteholder to prepare its respective federal and state income tax returns (and, at its option, any additional files containing the same information in an alternative format), via its internet web site (initially located at www.sf.citidirect.com). In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of certain terms and conditions. The Indenture Trustee shall have the right to change the way such statements are distributed in order to make such distributions more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to the Noteholders regarding any such changes; provided, however, that the Indenture Trustee will also mail copies of any such statements to any requesting Noteholder who provides a written request.

Section 5.08 Advances by the Servicer. By the close of business on the Business Day preceding a Payment Date, the Servicer may, in its sole discretion, deposit into the Collection Account, out of its own funds, an advance in respect of the aggregate of all Scheduled Payments of interest and/or principal for which the original scheduled due date occurred before or during which were due during the related Collection Period that remained unpaid at the end of such Collection Period (each, a “Delinquency Advance”); provided, however, that the Servicer shall not make any Advances with respect to Defaulted Receivables. The Servicer shall not charge interest on amounts so advanced. The Servicer shall be reimbursed for any Advance in accordance with Section 5.05 hereof or Section 5.04 of the Indenture. As of the close of business on the last day of a Collection Period, if the Obligor shall be entitled to a rebate of an insurance policy or other ancillary product, then the Servicer may, at its option, advance to the Obligor an amount equal to such rebate from the insurer, the seller of the ancillary product or another Person (each a “Rebate Advance” and together with the Delinquency Advances, an “Advance”). Rebate Advances can be delivered to the Obligors and reported in Servicer’s Certificates in any manner the Servicer may select in its discretion. Without limiting the foregoing, a Rebate Advance can be made, in the discretion of the Servicer, by a reduction or re-amortization of the Principal Balance of the applicable Receivable and may be included in any Servicer’s Certificate as a principal collection.

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ARTICLE VI.

THE DEPOSITOR

Section 6.01 Representations of Depositor. The Depositor makes the following representations on which the Issuer relies in accepting the Receivables and delivering the Securities. Such representations speak as of the Closing Date and shall survive the sale, transfer and assignment of the Receivables by the Depositor to the Issuer and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)            Organization and Good Standing. The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)            Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would reasonably be expected to materially and adversely affect the Depositor’s ability to transfer the Receivables to the Trust pursuant to this Agreement or the validity or enforceability of the Receivables.

(c)            Power and Authority. The Depositor has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Depositor shall have duly authorized such sale and assignment to the Issuer by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Depositor is a party have been and will be duly authorized by the Depositor by all necessary limited liability company action.

(d)            No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Depositor is a party and the performance of its obligations under this Agreement and the other Basic Documents do not conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time, or both) a default under, the limited liability company agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement and the other Basic Documents), or violate any law or, to the Depositor’s knowledge any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties. There shall be no breach of the representations and warranties in this paragraph resulting from any of the foregoing breaches, violations, Liens or other matters which, individually or in the aggregate, would not materially and adversely affect the Depositor’s ability to perform its obligations under the Basic Documents or the consummation of the transactions as contemplated by the Basic Documents.

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(e)            No Proceedings. There are no proceedings or investigations pending or, to the Depositor’s knowledge, threatened in writing against the Depositor before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any other Basic Document; (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which the Depositor is a party; or (iv) seeking to adversely affect the federal income tax attributes of the Trust, the Notes or the Certificates.

(f)            Valid Sale, Binding Obligation. The Basic Documents constitute a valid sale, transfer and assignment to the Issuer of all right, title and interest of the Depositor in the Receivables and the proceeds thereof. The Receivables will not be considered part of the Depositor’s estate in the event of a bankruptcy of the Depositor. This Agreement and the other Basic Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

(g)            No Consents. The Depositor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained, other than (i) UCC filings and (ii) consents, licenses, approvals, registrations, authorizations or declarations which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or would not materially and adversely affect the ability of the Depositor to perform its obligations under the Basic Documents.

(h)            Ordinary Course. The transactions contemplated by this Agreement and the other Basic Documents to which the Depositor is a party are in the ordinary course of the Depositor’s business.

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(i)            Solvency. The Depositor is not insolvent, nor will the Depositor be made insolvent by the transfer of the Receivables, nor does the Depositor contemplate any pending insolvency.

Section 6.02 Company Existence. During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which the failure to be so qualified would materially and adversely affect the validity and enforceability of this Agreement, the Basic Documents, the proper administration of this Agreement or the transactions contemplated hereby. In addition, all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm’s-length basis.

Section 6.03 Liability of Depositor.

(a)            The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement (which shall not include distributions on account of the Notes or the Certificates).

(b)            The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 6.03(b) and the terms of this Section 6.03(b) may be enforced by an action for specific performance. The provisions of this Section 6.03(b) will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

Section 6.04 Merger or Consolidation of, or Assumption of the Obligations of, Depositor. Any Person (a) into which the Depositor may be merged or consolidated, (b) resulting from any merger, conversion, or consolidation to which the Depositor is a party, (c) succeeding to the business of the Depositor, or (d) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by any affiliate of HCA, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, will be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. Notwithstanding the foregoing, if the Depositor enters into any of the foregoing transactions and is not the surviving entity, (x) the Depositor shall deliver to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 6.04 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (y) the Depositor will deliver to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest. It shall be a condition precedent to any of the foregoing transactions that (1) the Rating Agency Condition shall be satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any Outstanding Class of Notes) with respect to such merger, consolidation or succession shall not result in a reduction, withdrawal or downgrade of the then-current rating of each class of Notes and (2) the organizational documents of the surviving entity shall contain bankruptcy remoteness protections that are not materially less favorable to the Noteholders than those contained in the limited liability company agreement of the Depositor.

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Section 6.05 Amendment of Depositor’s Organizational Documents. The Depositor shall not amend its organizational documents except in accordance with the provisions thereof.

ARTICLE VII.

THE SERVICER

Section 7.01 Representations of Servicer. The Servicer makes the following representations upon which the Issuer is deemed to have relied in acquiring the Receivables. Such representations speak as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)            Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, and service the Receivables.

(b)            Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would reasonably be expected to materially and adversely affect the Servicer’s ability to acquire, own and service the Receivables.

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(c)            Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

(d)            No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the performance of its obligations under this Agreement do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement and the other Basic Documents), or violate any law or, to the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties. There shall be no breach of the representations and warranties in this paragraph resulting from any of the foregoing breaches, violations, Liens or other matters which, individually or in the aggregate, would not materially and adversely affect the Servicer’s ability to perform its obligations under the Basic Documents.

(e)            No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened in writing, against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents; or (iv) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

(f)            Binding Obligation. This Agreement and the other Basic Documents to which it is a party constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity whether applied in a proceeding in equity or at law.

(g)            No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than (i) UCC filings and (ii) consents, licenses, approvals, registrations, authorizations or declarations which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Basic Documents.

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Section 7.02 Indemnities of Servicer.

(a)            The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and the representations made by the Servicer under this Agreement.

(b)            The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Securityholders and the Depositor and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle, excluding any losses incurred in connection with the sale of any repossessed Financed Vehicles in compliance with the terms of this Agreement.

(c)            The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Depositor and their respective officers, directors, agents and employees, and the Securityholders, from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Trust or the issuance and original sale of the Securities), and any costs and expenses in defending against the same.

(d)            The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, and any of the officers, directors, employees or agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence or willful misfeasance of the Servicer in the performance of its duties or by failure to perform its obligations under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(e)            The Servicer shall compensate and indemnify the Indenture Trustee to the extent provided in Section 6.08 of the Indenture.

For purposes of this Section, in the event of the termination of the rights and obligations of HCA (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.02, or the resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.03.

Indemnification under this Section shall survive the resignation or removal of the Servicer or the termination of this Agreement, and shall include reasonable fees and expenses of counsel and reasonable expenses of litigation, including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) of any indemnification or other obligation of the Servicer. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest. The Servicer shall pay all amounts due, pursuant to this Section, with respect to the Indenture Trustee and Owner Trustee as set forth in Section 5.05(b)(xi).

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Section 7.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer’s business unless, after such merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any Person (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger or consolidation to which the Servicer shall be a party, (c) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (d) succeeding to the business of the Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03 to the Owner Trustee, the Indenture Trustee and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer’s business unless (a) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Termination Event shall have occurred, (b) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (c) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that either (i) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the assets of the Trust and reciting the details of such filings or (ii) no such action shall be necessary to preserve and protect such interest.

Section 7.04 Limitation on Liability of Servicer and Others. None of the Servicer or any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance or bad faith in the performance of duties. The Servicer and any director, officer, employee or agent of the Servicer may conclusively rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

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Section 7.05 Delegation of Duties. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Basic Documents to any of its Affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuer and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties. The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time, and none of the Owner Trustee, the Indenture Trustee, the Issuer or the Securityholders shall have any responsibility thereof. For any servicing activities delegated to third parties in accordance with this Section 7.05, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.

Section 7.06 Servicer Not to Resign.

(a)            Subject to the provisions of Section 7.03, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law.

(b)            Notice of any determination that the performance by the Servicer of its duties hereunder is no longer permitted under applicable law shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No resignation of the Servicer shall become effective until a successor shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.03. If no successor Servicer has been appointed within 30 days of resignation or removal, the Servicer, as the case may be, may petition any court of competent jurisdiction for such appointment.

Section 7.07 Fidelity Bond. The Servicer is not required to maintain a fidelity bond or errors and omissions policy.

ARTICLE VIII.

DEFAULT

Section 8.01 Servicer Termination Events. For purposes of this Agreement, the occurrence and continuance of any of the following shall constitute a “Servicer Termination Event”:

(a)            Any failure by the Servicer to deposit into any Account any proceeds or payment required to be so delivered or to direct the Indenture Trustee to make the required payment from any Account under the terms of this Agreement that continues unremedied for a period of ten Business days after written notice is received by the Servicer or after discovery of such failure by a Responsible Officer of the Servicer;

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(b)            Failure on the part of the Servicer duly to observe or perform, in any material respect, any covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of the Securityholders and (ii) continues unremedied for a period of 90 days after discovery of such failure by a Responsible Officer of the Servicer or after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by any of the Owner Trustee, the Indenture Trustee or Noteholders evidencing not less than 50% of the Outstanding Amount of the Controlling Class of Notes;

(c)            If any representation or warranty of the Servicer, in its capacity as Servicer, made in this Agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation or warranty has a material adverse effect on the Issuer or the Noteholders and such failure continues unremedied for 90 days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or the Noteholders representing not less than 50% of the Outstanding Amounts of the Notes; or

(d)            The occurrence of an Insolvency Event with respect to the Servicer;

provided, however, that a delay or failure of performance referred to under clauses (a), (b) or (c) above for an additional period of 60 days will not constitute a Servicer Termination Event if such delay or failure was caused by force majeure or other similar occurrence.

Section 8.02 Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur, the Indenture Trustee or Noteholders evidencing more than 50% of the voting interests of the Controlling Class may, by notice given in writing to the Servicer (and to the Indenture Trustee, the Owner Trustee and the Depositor if given by such Noteholders), terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the successor Servicer; provided, however, that the successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents to show the Indenture Trustee (or the Owner Trustee if the Notes have been paid in full) as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all money and property held by the Servicer with respect to the Receivables and other records relating to the Receivables, including any portion of the Receivables File held by the Servicer and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables. The terminated Servicer shall also provide the successor Servicer access to Servicer personnel and computer records in order to facilitate the orderly and efficient transfer of servicing duties.

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Section 8.03 Appointment of Successor Servicer.

(a)            On and after the time the Servicer receives a notice of termination pursuant to Section 8.02 or upon the resignation of the Servicer pursuant to Section 7.06, the Indenture Trustee or the Noteholders evidencing more than 50% of the voting interests of the Controlling Class shall appoint a successor Servicer which shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating to the Servicer under this Agreement, except as otherwise stated herein. The Depositor, the Owner Trustee, the Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. In the event that the Indenture Trustee and the Noteholders are unable to appoint a successor within thirty (30) days of the date of the related notice of termination, the Indenture Trustee may petition a court of competent jurisdiction to appoint a successor Servicer. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 8.02 upon the occurrence of any Servicer Termination Event after its appointment as successor Servicer. The original Servicer shall pay any and all fees and expenses incurred as a result of a transfer of servicing.

(b)            The Noteholders evidencing more than 50% of the voting interests of the Controlling Class shall have no liability to the Owner Trustee, the Indenture Trustee, the Servicer, the Depositor, any Noteholders, any Certificateholders or any other Person if they exercise their right to appoint a successor to the Servicer. Pending appointment pursuant to the preceding paragraph, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.

(c)            Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

Section 8.04 Notification to Securityholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Administrator shall give prompt written notice thereof to the Certificateholders and each Rating Agency, and the Indenture Trustee shall give prompt written notice thereof to the Noteholders.

Section 8.05 Waiver of Past Defaults. The Noteholders evidencing more than 50% of the voting interests of the Controlling Class may, on behalf of all Securityholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

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ARTICLE IX.

TERMINATION

Section 9.01 Optional Purchase of All Receivables.

(a)            On each Payment Date as of which the Pool Balance is equal to or less than 5% of the Initial Pool Balance, the Servicer shall have the option to purchase the Receivables (the “Optional Purchase”). To exercise such Optional Purchase, the Servicer shall deposit into the Collection Account pursuant to Section 5.04 an amount equal to (i) the aggregate Purchased Amount for the Receivables, less (ii) the amounts on deposit in the Reserve Account on such date, and shall succeed to all interests in and to the Receivables. The exercise of such option shall cause all outstanding Notes to be due and payable under the Indenture and effect a redemption, in whole but not in part, of all outstanding Notes. To avoid insufficient funds being available to make all payments as set forth in Section 5.05(b) in full, any funds remaining on deposit in the Reserve Account when the Optional Purchase is exercised shall be deposited into the Collection Account pursuant to Section 5.06(e).

(b)            As described in Article 9 of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

(c)            Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Trust will succeed to the rights of, and assume the obligations to make payments to Certificateholders of, the Indenture Trustee pursuant to this Agreement.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Amendment.

(a)            This Agreement may be amended by the Depositor and the Servicer, but without the consent of the Indenture Trustee, the Owner Trustee, any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or for the purpose of correcting any inconsistency with the Prospectus, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders subject to the satisfaction of one of the following conditions:

(i)  the Depositor or the Servicer delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders (and, if the Certificates are then held by anyone other than the Depositor or a U.S. Affiliate of the Depositor, the Certificateholders); or

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(ii)  the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any Outstanding Class of Notes) with respect to such action.

(b)            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Issuer, with the prior written consent of the Indenture Trustee and Noteholders holding not less than a majority of the Outstanding Amount of the Controlling Class of Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) reduce the interest rate or principal amount of any Note or delay the Stated Maturity Date of any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Securityholders of which are required to consent to any such amendment, without the consent of the Noteholders holding all Outstanding Notes and Certificateholders holding all outstanding Certificates.

Promptly after the execution of any amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Securityholder, the Indenture Trustee and each Rating Agency.

It shall not be necessary for the consent of Securityholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement, the Owner Trustee, on behalf of the Issuer, and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(i). The Owner Trustee, on behalf of the Issuer, and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

(c)  Notwithstanding anything under this Section 10.01 of this Agreement or in any other Basic Document to the contrary, to the extent permitted by the TIA, this Agreement (including Appendix A) may be amended by the Depositor and Servicer without the consent of the Indenture Trustee, the Issuer, the Owner Trustee, any Noteholder or any other Person and without satisfying any other provision in this Section 10.01 or any other Basic Document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such amendment to the Rating Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the Owner Trustee’s or Indenture Trustee’s rights, indemnities or obligations without the Owner Trustee or Indenture Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and this Agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

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Section 10.02 Protection of Title to Trust.

(a)            The Servicer shall file such financing statements and cause to be filed such continuation statements, all in such a manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the Indenture Trustee in the Receivables and the proceeds thereof. The Servicer shall deliver or cause to be delivered to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.

(b)            Neither the Depositor nor the Servicer shall change its name, identity or organizational structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above insufficient within the meaning of Section 9-503 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c)            The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

(d)            The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of each such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on or with respect to each such Receivable and the amounts from time to time deposited in the Collection Account in respect of each such Receivable.

(e)            The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

(f)            If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

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(g)            The Servicer shall permit the Indenture Trustee and its agents upon reasonable notice and at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(h)            Upon request, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, within fifteen Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished prior to such request indicating removal of Receivables from the Trust.

(i)            Upon request, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee promptly after the execution and delivery of this Agreement and each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(j)            Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien on or restriction on transferability of any Receivable except for the Lien of the Indenture and the restrictions on transferability imposed by this Agreement or (ii) file any UCC financing statements in any jurisdiction that names HCA, the Servicer or the Depositor as a debtor, and any Person other than the Depositor, the Indenture Trustee or the Issuer as a secured party, or sign any security agreement authorizing any secured party thereunder to file any such financing statement with respect to the Receivables or the related property.

Each Opinion of Counsel referred to in Section 10.02(i) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

Section 10.03 Notices. All demands, notices, communications and instructions upon or to the Depositor, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or any Rating Agency under this Agreement shall be in writing, personally delivered, electronically delivered and followed by first class mail, or mailed by certified mail, return receipt requested (or with respect to any Rating Agency, electronically delivered), and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, to 3161 Michelson Drive, Suite 1900, Irvine, California 92612, Attention: President and Secretary; (b) in the case of the Servicer and HCA, to 3161 Michelson Drive, Suite 1900, Irvine, California 92612, Attention: Treasurer; (c)  in the case of the Issuer or the Owner Trustee, to U.S. Bank Trust National Association, 1011 Centre Road, Suite 203, Wilmington, DE 19805, Attention: Corporate Trust Administration; (d) in the case of Fitch, to Fitch Ratings, Inc., 300 W. 57th Street, New York, NY 10019, Attention: Asset Backed Surveillance; (e) in the case of the Indenture Trustee, at the Corporate Trust Office; and (f) in the case of S&P, via electronic delivery to Servicer_reports@sandp.com or at the following address: 55 Water Street (40th Floor), New York, New York 10041, Attention: ABS Surveillance Department; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

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Section 10.04 Assignment by the Depositor or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer.

Section 10.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07 Counterparts; Electronic Signatures and Transmission.

(a)            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by Electronic Transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)            For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. The Indenture Trustee and the Issuer are authorized to accept written instructions, directions, reports, notices or other communications signed manually, by way of facsimiled signatures, or delivered by Electronic Transmission. In the absence of bad faith or negligence on its part, each of the Indenture Trustee and the Issuer may conclusively rely on the fact that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission and, in the absence of bad faith or negligence, shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee or the Issuer, including, without limitation, the risk of either the Indenture Trustee or Issuer acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

31	(2026-D Sale and Servicing Agreement)

(c)            The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(d)            Notwithstanding anything to the contrary in this Agreement, any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission may be required to complete a one-time registration process.

Section 10.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.09 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.10 Assignment by Issuer. The Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

Section 10.11 Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Issuer or the Depositor, acquiesce, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

Section 10.12 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)            Notwithstanding anything contained herein to the contrary, this Agreement has been executed by U.S. Bank Trust National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall U.S. Bank Trust National Association, in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer in accordance with the priorities set forth herein. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

32	(2026-D Sale and Servicing Agreement)

(b)            Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee, and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer in accordance with the priorities set forth herein.

(c)            No recourse under any obligation, covenant or agreement of the Issuer contained in this Agreement shall be had against any agent of the Issuer (including the Administrator and the Owner Trustee) as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of the Issuer as a Delaware statutory trust, and that no personal liability whatever shall attach to or be incurred by any agent of the Issuer (including the Administrator and the Owner Trustee), as such, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuer of any such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of every such agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 10.13 Information to Be Provided by the Indenture Trustee.

(a)            For so long as the Servicer is filing reports under the Exchange Act with respect to the Issuer, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Servicer, in writing, of any Form 10-D Disclosure Item with respect to the Indenture Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Servicer; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Servicer and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Servicer, in writing, such updated information.

(b)            As soon as available but no later than March 15th of each calendar year for so long as the Issuer is filing reports under the Exchange Act, commencing on March 15, 2027, the Indenture Trustee shall:

(i)  deliver to the Servicer a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Schedule I or such other criteria as mutually agreed upon by the Servicer and the Indenture Trustee;

33	(2026-D Sale and Servicing Agreement)

(ii)  cause a firm of registered public accountants that is qualified and independent with the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver a report for inclusion in the Issuer’s filing of Exchange Act Form 10-K that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Servicer pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)  deliver to the Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Servicer substantially in the form attached hereto as Exhibit C or such form as mutually agreed upon by the Servicer and the Indenture Trustee; and

(iv)  notify the Seller in writing of any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party, provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c)            The Indenture Trustee agrees to perform all duties and obligations applicable to or required of the Indenture Trustee set forth in Appendix B attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.

(d)            The Indenture Trustee shall provide the Depositor and the Servicer (each, a “Hyundai Party” and, collectively, the “Hyundai Parties”) with (i) notification, as soon as practicable and in any event within five Business Days, of all demands communicated to the Indenture Trustee for the repurchase or replacement of any Receivable pursuant to Section 3.03 of this Agreement or Section 7.02 of the Receivables Purchase Agreement, as applicable, including any Repurchase Request, and (ii) promptly upon written request by a Hyundai Party, any other information reasonably requested by a Hyundai Party in the Indenture Trustee’s possession and that can be provided to the Hyundai Parties without unreasonable effort or expense to facilitate compliance by the Hyundai Parties with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Indenture Trustee have (i) any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB or with any Hyundai Parties’ compliance with the Exchange Act or Regulation AB or (ii) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities in respect of the Basic Documents or the transactions contemplated thereby. For purposes of this section, a “demand” is limited to a written or oral demand or enforcement of a repurchase remedy received by a Responsible Officer of the Indenture Trustee from a person or entity entitled to request enforcement of a repurchase remedy under the terms of the Basic Documents. A demand does not include general inquiries, including investor inquiries, regarding asset performance or possible breaches of representations or warranties.

34	(2026-D Sale and Servicing Agreement)

Section 10.14 Form 8-K Filings. So long as the Servicer is filing Exchange Act Reports with respect to the Issuer, the Indenture Trustee shall promptly notify the Servicer, but in no event later than one Business Day after its occurrence, of any Reportable Event of which a Responsible Officer of the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Servicer has actual knowledge). The Indenture Trustee shall be deemed to have actual knowledge of any such event to the extent that it relates to the Indenture Trustee or any action or failure to act by the Indenture Trustee. The statements contained in the Servicing Criteria assessment and any other information with respect to Citibank, N.A. provided by Citibank, N.A. to the Seller or its affiliates under this Section 10.14 or Section 10.13 (excluding clause (b)(ii)) shall be referred to as the “Provided Information.”

[SIGNATURE PAGES FOLLOW]

35	(2026-D Sale and Servicing Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HYUNDAI AUTO RECEIVABLES TRUST 2026-D

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Vice President

S-1	(2026-D Sale and Servicing Agreement)

HYUNDAI ABS FUNDING, LLC,
as Depositor

By:	/s/ Charley Yoon
Name:	Charley Yoon
Title:	President and Secretary

S-2	(2026-D Sale and Servicing Agreement)

HYUNDAI CAPITAL AMERICA,
as Servicer and Seller

By:	/s/ Jeeyoung Hur
Name:	Jeeyoung Hur
Title:	Chief Financial Officer

S-3	(2026-D Sale and Servicing Agreement)

CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ Jennifer Morris
Name:	Jennifer Morris
Title:	Senior Trust Officer

S-4	(2026-D Sale and Servicing Agreement)

EXHIBIT A

Form of Record Date Statement

Hyundai Auto Receivables Trust 2026-D

Monthly Servicing Report
Collection Period	[________]
Distribution Date	[_____]
Transaction Month	[_____]
30/360 Days	[_____]
Actual/360 Days	[_____]

I. ORIGINAL DEAL PARAMETERS
Cutoff Date:	October 5, 2026
Closing Date:	November 10, 2026

	Dollars	Units	WAC	WARM
Original Pool Balance:	$[_____________]	[_____]	[_____]	[_____]
Original Adj. Pool Balance:	$[_____________]
	Dollar Amount	% of Pool	Note Rate		Final Payment Date
Class A-1 Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Class A-2-A Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Class A-2-B Notes Floating	$[_____________]	[_____]	SOFR Rate + [_____]		[_____]
Class A-3 Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Class A-4 Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Class B Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Class C Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Total Securities	$[_____________]	[_____]
Overcollateralization	$[_____________]	[_____]
YSOA	$[_____________]	[_____]
Total Original Pool Balance	$[_____________]	[_____]

II. POOL BALANCE AND PORTFOLIO INFORMATION
	Beginning of Period		Ending of Period		Change
	Balance	Note Factor	Balance	Note Factor
Class A-1 Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class A-2-A Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class A-2-B Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class A-3 Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class A-4 Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class B Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class C Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Total Securities	$[_____________]	[_____]	[_____]	[_____]	[_____]

Weighted Avg. Coupon (WAC)	[_____]		[_____]
Weighted Avg. Remaining Maturity (WARM)	[_____]		[_____]
Pool Receivables Balance	$[_____________]		$[_____________]
Remaining Number of Receivables	[_____]		[_____]
Adjusted Pool Balance	$[_____________]		$[_____________]

Exhibit A-1	(2026-D Sale and Servicing Agreement)

Hyundai Auto Receivables Trust 2026-D

Monthly Servicing Report
Collection Period	[________]
Distribution Date	[_____]
Transaction Month	[_____]
30/360 Days	[_____]
Actual/360 Days	[_____]

III. COLLECTIONS

Principal:
Principal Collections	$[_____________]
Repurchased Contract Proceeds Related to Principal	$[_____________]
Recoveries/Liquidation Proceeds	$[_____________]
Total Principal Collections	$[_____________]

Interest:
Interest Collections	$[_____________]
Late Fees & Other Charges	$[_____________]
Interest on Repurchase Principal	$[_____________]
Total Interest Collections	$[_____________]

Collection Account Investment Earnings	$[_____________]
Reserve Account Investment Earnings	$[_____________]
Servicer Advances	$[_____________]

Total Collections	$[_____________]

Exhibit A-2	(2026-D Sale and Servicing Agreement)

Hyundai Auto Receivables Trust 2026-D

Monthly Servicing Report
Collection Period	[________]
Distribution Date	[_____]
Transaction Month	[_____]
30/360 Days	[_____]
Actual/360 Days	[_____]

IV. DISTRIBUTIONS
Total Collections				$[_____________]
Reserve Account Investment Earnings				$[_____________]
Reserve Account Draw				$[_____________]
Total Available for Distribution				$[_____________]
	Amount Due	Interest Payment Due but Unpaid from Prior Periods	Amount Paid
1. Servicing Fee @1.00%:
Servicing Fee Due	$[_____________]	$[_____________]	$[_____________]	$[_____________]
Collection & Reserve Account Interest				$[_____________]
Late Fees & Other Charges				$[_____________]
Total due to Servicer				$[_____________]

2. Class A Noteholders Interest:
Class A-1 Notes	$[_____________]		$[_____________]
Class A-2-A Notes	$[_____________]		$[_____________]
Class A-2-B Notes	$[_____________]		$[_____________]
Class A-3 Notes	$[_____________]		$[_____________]
Class A-4 Notes	$[_____________]		$[_____________]
Total Class A Interest:	$[_____________]		$[_____________]	$[_____________]

3. First Priority Principal Distribution:	$[_____________]		$[_____________]	$[_____________]

4. Class B Noteholders Interest:	$[_____________]		$[_____________]	$[_____________]

5. Second Priority Principal Distribution:	$[_____________]		$[_____________]	$[_____________]

6. Class C Noteholders Interest:	$[_____________]		$[_____________]	$[_____________]

Available Funds Remaining:				$[_____________]

7. Regular Principal Distribution Amount:				$[_____________]
	Distributable Amount		Paid Amount
Class A-1 Notes			$[_____________]
Class A-2-A Notes			$[_____________]
Class A-2-B Notes			$[_____________]
Class A-3 Notes			$[_____________]
Class A-4 Notes			$[_____________]
Class A Notes Total:	$[_____________]		$[_____________]
Class B Notes Total:	$[_____________]		$[_____________]
Class C Notes Total:	$[_____________]		$[_____________]
Total Noteholders Principal	$[_____________]		$[_____________]

8. Required Deposit to the Reserve Account				$[_____________]

9. Trustee and Asset Representations Reviewer Expenses				$[_____________]

10. Remaining Available Collections Released to Certificateholder				$[_____________]

Exhibit A-3	(2026-D Sale and Servicing Agreement)

Hyundai Auto Receivables Trust 2026-D

Monthly Servicing Report
Collection Period	[________]
Distribution Date	[_____]
Transaction Month	[_____]
30/360 Days	[_____]
Actual/360 Days	[_____]

V. YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)
Beginning Period Required Amount	$[_____________]
Beginning Period Amount	$[_____________]
Current Period Amortization	$[_____________]
Ending Period Required Amount	$[_____________]
Ending Period Amount	$[_____________]
Next Distribution Date Required Amount	$[_____________]

VI. RESERVE ACCOUNT
Reserve Percentage of Initial Adjusted Pool Balance	[_____________]%
Beginning Period Required Amount	$[_____________]
Beginning Period Amount	$[_____________]
Current Period Release to Collection Account	$[_____________]
Current Period Deposit	$[_____________]
Current Period Release to Depositor	$[_____________]
Ending Period Required Amount (0.25% of APB of cut-off date)	$[_____________]
Ending Period Amount	$[_____________]

VII. OVERCOLLATERALIZATION
Overcollateralization Target	[_____]%
Overcollateralization Floor	[_____]%
	Beginning	Ending	Target
Overcollateralization Amount	$[_____________]	$[_____________]	$[_____________]
Overcollateralization as a % of Original Adjusted Pool	[_____]	[_____]	[_____]
Overcollateralization as a % of Current Adjusted Pool	[_____]	[_____]	[_____]

VIII. DELINQUENCY AND NET LOSS ACTIVITY
Delinquent Receivables:	Units Percent	Units	Dollars Percent	Dollar Amount
Current	[_____]	[_____]	[_____]	$[_____________]
30 – 60 Days	[_____]	[_____]	[_____]	$[_____________]
61 – 90 Days	[_____]	[_____]	[_____]	$[_____________]
91 – 120 Days	[_____]	[_____]	[_____]	$[_____________]
121 + Days	[_____]	[_____]	[_____]	$[_____________]
Total		[_____]		$[_____________]

Exhibit A-4	(2026-D Sale and Servicing Agreement)

Hyundai Auto Receivables Trust 2026-D

Monthly Servicing Report
Collection Period	[________]
Distribution Date	[_____]
Transaction Month	[_____]
30/360 Days	[_____]
Actual/360 Days	[_____]

Delinquent Receivables 30+ days past due	[_____]	[_____]	[_____]	$[_____________]
Current Period	[_____]	[_____]	[_____]	$[_____________]
1st Preceding Collection Period	[_____]	[_____]	[_____]	$[_____________]
2nd Preceding Collection Period	[_____]	[_____]	[_____]	$[_____________]
3rd Preceding Collection Period	[_____]	[_____]	[_____]	$[_____________]
Four-Month Average	[_____]		[_____]

Ratio of 61+ Delinquency Receivables Balance to EOP Pool Balance			[_____]
Delinquency Percentage exceeds Delinquency Trigger of 9.6% (Y/N)			[_____]

Repossession in Current Period		[_____]		$[_____________]
Repossession Inventory		[_____]		$[_____________]

Current Charge-Offs
Gross Principal of Charge-Off				$[_____________]
Recoveries				$[_____________]
Net Loss				$[_____________]

Ratio of Current Net Loss to Beginning Pool Balance (annualized)				[_____]

Average Pool Balance for Current Period				$[_____________]

Ratio of Current Net Loss to Average Pool Balance (annualized)
Current Period				[_____]
1st Preceding Collection Period				[_____]
2nd Preceding Collection Period				[_____]
3rd Preceding Collection Period				[_____]
Four-Month Average				[_____]

Cumulative Charge-Offs:		Change in units from prior period	Cumulative Units	Cumulative Amount
Gross Principal of Charge-Offs		[_____]	[_____]	$[_____________]
Recoveries		[_____]	[_____]	$[_____________]
Net Loss				$[_____________]
Cumulative Net Losses as a % of Initial Pool Balance				[_____]

Net Loss for Receivables that have experienced a Net Loss*		[_____]	[_____]	$[_____________]
Average Net Loss for Receivables that have experienced a Net Loss				$[_____________]

Principal Balance of Extensions				$[_____________]
Number of Extensions				[_____]

* Excludes receivables with recovered amounts equal to or in excess of principal charge-offs due to the recovery of assessments, such as interest and fees

Exhibit A-5	(2026-D Sale and Servicing Agreement)

Hyundai Auto Receivables Trust 2026-D

Monthly Servicing Report
Collection Period	[________]
Distribution Date	[_____]
Transaction Month	[_____]
30/360 Days	[_____]
Actual/360 Days	[_____]

[IX. CREDIT RISK RETENTION INFORMATION]

[Fair Value of Notes and Certificate on the Closing Date:

(i) Class A-1 Notes:
(a) Fair Value of Class A Notes in Dollars:	$[_____]
(b) Fair Value of Class A Notes as a percentage of Total:	[____]%
(ii) Class A-2-A Notes:
(a) Fair Value of Class A-2-A Notes in Dollars:	$[_____]
(b) Fair Value of Class A-2-A Notes as a percentage of Total:	[____]%
(iii) Class A-2-B Notes:
(a) Fair Value of Class A-2-B Notes in Dollars:	$[_____]
(b) Fair Value of Class A-2-B Notes as a percentage of Total:	[____]%
(iv) Class A-3 Notes:
(a) Fair Value of Class A-3 Notes in Dollars:	$[_____]
(b) Fair Value of Class A-3 Notes as a percentage of Total:	[____]%
(v) Class A-4 Notes:
(a) Fair Value of Class A-4 Notes in Dollars:	$[_____]
(b) Fair Value of Class A-4 Notes as a percentage of Total:	[____]%
(vi) Class B Notes:
(a) Fair Value of Class B Notes in Dollars:	$[_____]
(b) Fair Value of Class B Notes as a percentage of Total:	[____]%
(vii) Class C Notes:
(a) Fair Value of Class C Notes in Dollars:	$[_____]
(b) Fair Value of Class C Notes as a percentage of Total:	[____]%
(viii) Certificate
(a) Fair Value of the Certificate in Dollars:	$[_____]
(b) Fair Value of the Certificate as a percentage of Total:	[____]%

Reserve Account
(i) Amount on deposit on the Closing Date in Dollars:	$[_____]
(ii) Amount on deposit on the Closing Date as a percentage of Total:	[____]%
Total Fair Value of Notes and Certificate in Dollars	$[_____]
Total Fair Value of Notes and Certificate as a percentage of Total	[____]%
Sum of the Fair Value of the Certificate and the Amount on Deposit in the Reserve Account
(i) In Dollars:	$[_____]
(ii) As a percentage of Total:	[____]%

[There was no material changes in the retained interest in this transaction.]

[X. SOFR INFORMATION]

[If there was any SOFR Adjustment Conforming Changes, a description of such changes.]

Exhibit A-6	(2026-D Sale and Servicing Agreement)

Hyundai Auto Receivables Trust 2026-D

Monthly Servicing Report
Collection Period	[________]
Distribution Date	[_____]
Transaction Month	[_____]
30/360 Days	[_____]
Actual/360 Days	[_____]

[If a Benchmark Transition Event occurs, the Benchmark Replacement Date, the Benchmark Replacement and the Benchmark Replacement Conforming Changes for the Class A-2-B Notes for the related Interest Period.]

Exhibit A-7	(2026-D Sale and Servicing Agreement)

EXHIBIT B

Form of Servicer’s Certificate

Collection Period:      _______________
Distribution Date:      ________________

Hyundai Auto Receivables Trust 2026-D

The undersigned certifies that he is an officer of Hyundai Capital America, a California corporation (“HCA”) and that as such he is duly authorized to execute and deliver this certificate on behalf of HCA pursuant to Section 4.09 of the Sale and Servicing Agreement dated November 10, 2026, among Hyundai Auto Receivables Trust 2026-D, as Issuer, Hyundai ABS Funding, LLC, as Depositor, HCA, as Seller and Servicer and Citibank, N.A., as Indenture Trustee (the “Sale and Servicing Agreement”) (all capitalized terms used herein without definition have the respective meanings specified in the Sale and Servicing Agreement) and further certifies that:

1.            The Servicer’s report for the period from _________ to _________ attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sale and Servicing Agreement; and

2.            As of _____________, no Servicer Termination Events have occurred.

IN WITNESS WHEREOF, I have fixed hereunto my signature this ___ day of ___________.

HYUNDAI CAPITAL AMERICA,
as Servicer

By:
Name:
Title:

Exhibit B-1	(2026-D Sale and Servicing Agreement)

EXHIBIT C

Form of Indenture Trustee’s Annual Sarbanes Certification

Re:	HYUNDAI AUTO RECEIVABLES TRUST 2026-D

Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Hyundai Capital America (the “Servicer”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)            It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended, and Item 1122 of Regulation AB (the “Servicing Assessment”) that was delivered by the Indenture Trustee to the Servicer pursuant to the Sale and Servicing Agreement (the “Agreement”), dated as of November 10, 2026, by and among Hyundai Auto Receivables Trust 2026-D, Hyundai ABS Funding, LLC, the Servicer, Hyundai Capital America, as seller, and the Indenture Trustee;

(2)            To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Assessment; and

(3)            To the best of its knowledge, all of the Provided Information required to be provided by the Indenture Trustee under the Agreement has been provided to the Seller.

CITIBANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date: _________________________

Exhibit C-1	(2026-D Sale and Servicing Agreement)

SCHEDULE A

Schedule of Receivables

[Delivered to the Trust at Closing]

Schedule A-1	(2026-D Sale and Servicing Agreement)

SCHEDULE B

Yield Supplement Overcollateralization Amount

With respect to any Payment Date, the “Yield Supplement Overcollateralization Amount” is the amount specified below:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$223,864,060.33
December 2026	210,120,197.67
January 2027	202,845,828.73
February 2027	195,686,960.58
March 2027	188,644,758.19
April 2027	181,720,403.42
May 2027	174,915,072.58
June 2027	168,229,911.90
July 2027	161,666,088.48
August 2027	155,224,777.38
September 2027	148,907,105.43
October 2027	142,714,189.98
November 2027	136,647,159.57
December 2027	130,707,128.77
January 2028	124,895,192.34
February 2028	119,212,419.51
March 2028	113,659,901.04
April 2028	108,238,753.54
May 2028	102,950,025.22
June 2028	97,794,800.87
July 2028	92,774,107.09
August 2028	87,889,006.63
September 2028	83,140,459.78
October 2028	78,529,437.73
November 2028	74,056,797.28
December 2028	69,723,389.19
January 2029	65,529,967.13
February 2029	61,477,140.94
March 2029	57,565,421.37
April 2029	53,795,235.12
May 2029	50,167,179.89
June 2029	46,681,945.41
July 2029	43,340,264.59
August 2029	40,142,853.82
September 2029	37,090,079.49
October 2029	34,181,731.25
November 2029	31,417,496.65
December 2029	28,796,246.03
January 2030	26,315,389.77
February 2030	23,972,329.78
March 2030	21,766,598.16
April 2030	19,698,547.69
May 2030	17,768,045.38
June 2030	15,973,752.50
July 2030	14,314,035.15
August 2030	12,787,867.06
September 2030	11,393,950.40

Schedule B-1	(2026-D Sale and Servicing Agreement)

Payment Date	Yield Supplement Overcollateralization Amount
October 2030	10,123,416.34
November 2030	8,966,302.26
December 2030	7,910,679.62
January 2031	6,950,846.19
February 2031	6,078,827.87
March 2031	5,289,161.45
April 2031	4,577,074.94
May 2031	3,934,514.17
June 2031	3,353,411.61
July 2031	2,826,053.37
August 2031	2,348,081.30
September 2031	1,919,073.03
October 2031	1,539,098.47
November 2031	1,208,149.12
December 2031	926,201.18
January 2032	692,552.89
February 2032	504,866.76
March 2032	359,978.79
April 2032	253,754.44
May 2032	180,868.77
June 2032	134,041.71
July 2032	103,279.94
August 2032	79,414.37
September 2032	59,252.83
October 2032	42,408.17
November 2032	28,855.41
December 2032	18,459.93
January 2033	10,893.20
February 2033	5,773.07
March 2033	2,675.75
April 2033	994.43
May 2033	218.09
June 2033	29.84
July 2033	2.82
August 2033 (and thereafter)	0.00

Schedule B-2	(2026-D Sale and Servicing Agreement)

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“61-Day Delinquent Receivables” means all Receivables outstanding and held by the Issuer (other than Purchased Receivables, charged-off Receivables and Receivables in repossession or bankruptcy status) that are 61 or more days delinquent, as determined in accordance with the Servicer’s customary servicing practices.

“AAA” means the American Arbitration Association.

“Act” has the meaning specified in Section 11.03(a) of the Indenture.

“Adjusted Pool Balance” means (a) as of the Closing Date, an amount equal to (x) the Pool Balance as of the Cutoff Date minus (y) the Yield Supplement Overcollateralization Amount for the Closing Date and (b) for any Payment Date, an amount equal to (x) the Pool Balance as of the end of the Collection Period preceding that Payment Date less (y) the Yield Supplement Overcollateralization Amount with respect to such Payment Date.

“Administration Agreement” means the Owner Trust Administration Agreement, dated as of November 10, 2026, among the Administrator, the Issuer and the Indenture Trustee, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Administrator” means HCA, or any successor Administrator under the Administration Agreement.

“Advance” shall have the meaning set forth in Section 5.08 of the Sale and Servicing Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amount Financed” means with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in the related Contract.

“Asset Representations Review” means a review by the Asset Representations Reviewer as specified in the Asset Representations Review Agreement of all Subject Receivables for compliance with the representations and warranties set forth in Exhibit A to the Receivables Purchase Agreement.

“Asset Representations Review Agreement” means the asset representations review agreement, dated as of November 10, 2026, among the Issuer, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC.

“Asset Representations Reviewer Fees and Expenses” means all of the accrued and unpaid Asset Representations Reviewer’s fees and any amounts due to the Asset Representations Reviewer for reimbursement of expenses or in respect of indemnification to the extent not previously paid to the Asset Representations Reviewer by the Servicer.

“Authenticating Agent” shall have the meaning assigned to such term in Section 3.13(a) of the Trust Agreement and shall initially be Citibank, N.A.

“Authorized Officer” means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or other senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Amounts” means, with respect to any Payment Date, the sum of the following amounts (without duplication) with respect to the related Collection Period: (i) all Collections on Receivables, (ii) the Purchased Amount of each Receivable that becomes a Purchased Receivable, (iii) Advances, (iv) Recoveries, and (v) any amounts paid by the Servicer in connection with a purchase of Receivables pursuant to Section 9.01(a) of the Sale and Servicing Agreement; provided, however, that Available Amounts shall not include any payments or other amounts (including Liquidation Proceeds and Recoveries received with respect to any Receivable) to the extent that the Servicer has elected to receive reimbursement from payments in respect of such Receivable or other amounts prior to such Payment Date pursuant to Section 5.08 of the Sale and Servicing Agreement.

“Available Amounts Shortfall” means, with respect to any Payment Date, the positive difference, if any, of the Total Required Payment for such Payment Date minus the Available Amounts for such Payment Date.

“Basic Documents” means the Trust Agreement, the Securities Account Control Agreement, the Indenture, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Administration Agreement, the Note Depository Agreement, the Asset Representations Review Agreement and other documents and certificates delivered in connection therewith.

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date;

(1)            the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)            the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)            the sum of: (a) the alternate rate of interest that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1)            the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)            the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)            a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Benefit Plan Investor” means an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity or account deemed to hold the plan assets of any of the foregoing.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which a commercial banking institution in the states of California, Delaware or New York are authorized or obligated by law or executive order to remain closed.

“Calculation Agent” shall mean Citibank, N.A., a national banking association and its successors in interest and any successor calculation agent. The Calculation Agent shall determine the SOFR Rate and calculate the Interest Rate for the Class A-2-B Notes. If the Administrator has determined prior to the relevant reference time that a Benchmark Transition Event has occurred, the Administrator shall determine an alternative benchmark. The Class A-2-B Noteholders will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all such claims relating to any such determinations.

“Certificate” means a certificate evidencing the beneficial interest of a Certificateholder in the Trust.

“Certificate Distribution Account” shall have the meaning assigned to such term in Section 5.01 of the Trust Agreement.

“Certificate of Trust” shall mean the Certificate of Trust substantially in the form of Exhibit E to the Trust Agreement and filed for the Trust pursuant to Section 3810 of the Statutory Trust Act.

“Certificate Percentage Interest” means with respect to any Trust Certificate, the percentage interest of ownership in the Trust represented thereby as set forth on the face thereof.

“Certificate Register” and “Certificate Registrar” means the register mentioned in and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

“Certificateholder” or “Holder” means a Person in whose name a Trust Certificate is registered.

“CFR” means the Code of Federal Regulations.

“Class” means any one of the classes of Notes.

“Class A Noteholders” means the Class A-1 Noteholders, the Class A-2-A Noteholders, the Class A-2-B Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders.

“Class A Notes” means collectively the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes, as the context may require.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Notes” means the 4.277% Asset Backed Notes, Class A-1, substantially in the form of Exhibit A-1 to the Indenture.

“Class A-1 Rate” means 4.277% per annum, computed on the basis of an actual/360-day year.

“Class A-2-A Noteholder” means the Person in whose name a Class A-2-A Note is registered in the Note Register.

“Class A-2-A Notes” means the 4.76% Asset Backed Notes, Class A-2-A, substantially in the form of Exhibit A-2 to the Indenture.

“Class A-2-A Rate” means 4.76% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

“Class A-2-B Noteholder” means the Person in whose name a Class A-2-B Note is registered in the Note Register.

“Class A-2-B Notes” means the SOFR Rate + 0.40% Asset Backed Notes, Class A-2-B, substantially in the form of Exhibit A-2 to the Indenture.

“Class A-2-B Rate” means SOFR Rate + 0.40% per annum, computed on the basis of an actual/360-day year; provided, however, that, for any Interest Period for which the sum of SOFR Rate + 0.40% is less than 0.00%, the Class A-2-B Rate shall be deemed to be 0.00%.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-3 Notes” means the 5.02% Asset Backed Notes, Class A-3, substantially in the form of Exhibit A-3 to the Indenture.

“Class A-3 Rate” means 5.02% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-4 Notes” means the 5.11% Asset Backed Notes, Class A-4, substantially in the form of Exhibit A-4 to the Indenture.

“Class A-4 Rate” means 5.11% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means the 5.29% Asset Backed Notes, Class B, substantially in the form of Exhibit B to the Indenture.

“Class B Rate” means 5.29% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

“Class C Noteholder” means the Person in whose name a Class C Note is registered in the Note Register.

“Class C Notes” means the 5.49% Asset Backed Notes, Class C, substantially in the form of Exhibit C to the Indenture.

“Class C Rate” means 5.49% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means November 10, 2026.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement.

“Collection Period” means each fiscal month of the Servicer during the term of the Sale and Servicing Agreement; provided, however, that the first Collection Period is the period from but excluding the Cutoff Date through and including November 30, 2026. With respect to any Determination Date or Payment Date, the “related Collection Period” means the Collection Period preceding the fiscal month in which such Determination Date or Payment Date occurs.

“Collections” means, with respect to any Receivable and to the extent identified by the Servicer after the Cutoff Date, (a) any monthly payment by or on behalf of the Obligor thereunder, (b) full or partial prepayment of that Receivable, (c) all Liquidation Proceeds and (d) any other amounts identified by the Servicer which, in accordance with its customary servicing practices, would be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable; provided, however, that the term “Collections” in no event will include (i) any amounts in respect of any Receivable purchased by the Servicer, the Seller or the Depositor on a prior Payment Date or (ii) any late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable and payable to the Servicer.

“Commission” means the Securities and Exchange Commission.

“Compounded SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)            the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)            if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate was published on the FRBNY’s Website.

“Contract” means a motor vehicle retail installment sale contract.

“Controlling Class” means with respect to any Notes that are Outstanding, the Class A Notes (voting together as a single class) so long as the Class A Notes are Outstanding, and thereafter the Class B Notes so long as any Class B Notes are Outstanding, and thereafter the Class C Notes so long as any Class C Notes are Outstanding, excluding in each case, Notes held by the Depositor, the Servicer or their affiliates.

“Controlling Party” means an executive officer, senior officer, or senior manager or any other individual who regularly performs similar functions.

“Conveyed Assets” has the meaning provided in Section 2.01 of the Sale and Servicing Agreement.

“Corporate Trust Office” shall mean, (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at U.S. Bank Trust National Association, 1011 Centre Road, Suite 203, Wilmington, DE 19805, Attention: Corporate Trust Administration, or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address (which shall be in the State of Delaware) designated by such successor Owner Trustee by notice to the Certificateholders and the Depositor and (ii) with respect to the Indenture Trustee, the location at which its corporate trust business is administered, which office at the Closing Date is located at (a) solely for the purposes of the transfer, surrender or exchange of Notes, 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey, 07310, Attention: Agency & Trust – HART 2026-D and (b) for all other purposes 388 Greenwich Street, New York, New York, 10013, Attention: Agency & Trust – HART 2026-D, email: jennifer.morris@citi.com; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

“Credit and Collection Policy” means the credit and collection practices, policies and procedures of HCA from time to time.

“Cutoff Date” means the close of business on October 5, 2026.

“Dealer” means the dealer who sold a Financed Vehicle and who originated the related Receivable and assigned it to HCA pursuant to a Dealer Agreement.

“Dealer Agreement” means an agreement between HCA and a Dealer pursuant to which such Dealer sells Contracts to HCA.

“Debt-For-Tax Opinion” means an Opinion of Counsel, of nationally recognized tax counsel, delivered to the Depositor and the Indenture Trustee stating that the Notes will be debt for U.S. federal income tax purposes.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivables” means any Receivable (a) on which any installment is unpaid more than sixty (60) days past its original due date or (b) where the Servicer’s records show that the Obligor has suffered an Insolvency Event.

“Definitive Notes” has the meaning specified in Section 2.10 of the Indenture.

“Definitive Trust Certificates” shall have the meaning set forth in Section 3.10 of the Trust Agreement.

“Delinquency Advance” shall have the meaning set forth in Section 5.08 of the Sale and Servicing Agreement.

“Delinquency Percentage” means, for each Payment Date, an amount equal to the ratio (expressed as a percentage) of (i) the Pool Balance of all 61-Day Delinquent Receivables as of the last day of the calendar month immediately preceding such Payment Date to (ii) the Pool Balance of all outstanding Receivables held by the Issuer as of the last day of the calendar month immediately preceding such Payment Date.

“Delinquency Trigger” means, for any Payment Date and the related preceding calendar month, 9.60%.

“Deliver” or “Delivered”: when used with respect to Trust Account Property means when the relevant steps specified below are accomplished with respect to such Trust Account Property:

(a)            if such Trust Account Property is an instrument or a certificated security (each as defined in the UCC), by (i) delivering such instrument or security certificate to the Eligible Institution then maintaining the applicable Eligible Account either registered in the name of such Eligible Institution, or indorsed, by an effective endorsement, to the Eligible Institution or in blank (provided, that no endorsement shall be required for certificated securities in bearer form), (ii) causing such Eligible Institution to maintain (on behalf of the Indenture Trustee) continuous possession of such instrument or security certificate, (iii) causing the Eligible Institution to credit such instrument or certificated security to the appropriate Eligible Account, (iv) causing the Eligible Institution to agree to treat all such instruments and certificated securities as “financial assets” (as defined in the UCC) and (v) causing the Eligible Institution to agree pursuant to a Control Agreement that it will comply with “entitlement orders” (as defined in the UCC) originated by the Indenture Trustee with respect to each security entitlement (as defined in the UCC) relating to such instruments and certificated securities without further consent by the Depositor, the Issuer or any other Person;

(b)            if such Trust Account Property is a security entitlement (as defined in the UCC), by (i) causing the Eligible Institution then maintaining the applicable Eligible Account to become the entitlement holder of such security entitlement, (ii) causing the Eligible Institution to credit such security entitlement to the appropriate Eligible Account thereby creating a securities entitlement with respect to the financial asset underlying such securities entitlement and (iii) causing the Eligible Institution to agree pursuant to a Control Agreement that it will comply with “entitlement orders” (as defined in the UCC) originated by the Indenture Trustee with respect to each security entitlement (as defined in the UCC) without further consent by the Depositor, Issuer or any other Person;

(c)            if such Trust Account Property is an uncertificated security (as defined in the UCC), by (i) causing the Eligible Institution then maintaining the applicable Eligible Account to become the registered owner of such uncertificated security, (ii) causing such registration to remain effective, (iii) causing the Eligible Institution to credit such uncertificated security to the appropriate Eligible Account thereby creating a securities entitlement with respect to the uncertificated security, and (iv) causing the Eligible Institution to agree pursuant to a Control Agreement that it will comply with “entitlement orders” (as defined in the UCC) originated by the Indenture Trustee with respect to each security entitlement (as defined in the UCC) without further consent by the Depositor, Issuer or any other Person;

(d)            if such Trust Account Property consists of deposit accounts (as defined in the UCC) by either (i) causing the Indenture Trustee to be the customer with respect to such deposit accounts or (ii) causing the bank maintaining such deposit account to enter into a Control Agreement pursuant to which it agrees to comply with all instructions issued by the Indenture Trustee without further consent by the Depositor, Issuer or any other Person;

(e)            in the case of any general intangibles, by causing an effective financing statement naming the Issuer as debtor and the Indenture Trustee as secured party and covering such general intangibles to be filed in the location (within the meaning of Section 9-307 of the UCC) of the Issuer; and

(f)            in the case of any Trust Account Property not covered above or as an additional method of delivery for any of the foregoing, by delivering to the Indenture Trustee a legal opinion of counsel reasonably satisfactory to the Indenture Trustee specifying another method of delivery that will result in the Indenture Trustee having a valid and perfected security interest therein and by delivery in compliance with the method specified in such legal opinion.

“Depositor” means Hyundai ABS Funding, LLC, a Delaware limited liability company, its successors and assigns.

“Determination Date” means, with respect to each Payment Date, the tenth calendar day of the month in which such Payment Date occurs (or if such tenth day is not a Business Day, the next succeeding Business Day).

“Domestic Corporation” means an entity that is treated as a corporation for United States federal income tax purposes and is a United States person under Section 7701(a)(30) of the Code.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in (a) electronically imaged signatures or (b) one or more electronic networks or databases (including one or more distributed electronic networks or databases) provided by Adobe PDF, DocuSign or any other digital signature provider as may be mutually agreed to by the sender and the Indenture Trustee or Owner Trustee, as applicable, and that creates a record that may be retained, retrieved and reviewed by a recipient thereof.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated account with the corporate trust department of a depository institution (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, or is an affiliate of such trustee, so long as the long-term unsecured debt of such depository institution shall have a credit rating from S&P of at least “BBB” and from Fitch of at least “A”.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) satisfies one of the following conditions (i) has a long-term senior unsecured debt rating of at least “A” by Fitch and at least “A” by S&P, (ii) has a commercial paper, short-term unsecured debt rating or certificate of deposit rating of at least “F1” by Fitch and at least “A-1” by S&P or (iii) is an institution or company that otherwise satisfies the Rating Agency Condition in the case of Fitch, and with satisfaction of the Rating Agency Notification with respect to S&P and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

“Eligible Investments” means one or more of the following instruments, obligations and securities:

(a)            direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

(b)            demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a rating from each Rating Agency in the highest investment category granted thereby for such obligations;

(c)            commercial paper (including commercial paper of any affiliate of Depositor, the Servicer, the Indenture Trustee or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby for such obligations;

(d)            securities bearing interest or sold at a discount (including commercial paper) issued by any corporation incorporated under the laws of the United States or any state thereof, the District of Columbia or the Commonwealth of Puerto Rico, so long as at the time of such investment or contractual commitment providing for such investment either the long-term unsecured debt of such corporation has a rating from each Rating Agency in the highest investment category granted thereby for such obligations or the commercial paper or other short-term debt which is then rated has a rating from each Rating Agency in the highest investment category granted thereby for such obligations;

(e)            certificates of deposit issued by any bank, trust company, savings bank or other savings institution, having a rating in the highest investment category from each Rating Agency, and fully insured by the Federal Deposit Insurance Corporation;

(f)            investments in money market funds (including funds for which the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor) having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby for such obligations (or, if not rated by Fitch that have, at the time of the investment or contractual commitment to invest, a rating in the highest investment category granted thereby for such obligations from S&P Global Ratings and either (i) Moody’s Investors Service, Inc. or (ii) another nationally recognized rating organization that rates such investment where the rating addresses the dual objective of preservation of capital and timely liquidity);

(g)            bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(h)            repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(i)            any other mutual fund, money market fund, common trust fund or other pooled investment vehicle having a rating, at the time of such investment, from each Rating Agency in the highest investment category granted thereby (including, but not limited to funds of which the Indenture Trustee or an affiliate thereof is the manager or financial advisor); or

(j)            any other investment with respect to which the Rating Agency Condition is satisfied (other than with respect to S&P, but with satisfaction of the Rating Agency Notification with respect to S&P if S&P is rating any Outstanding Class of Notes).

provided, that funds on deposit in the Reserve Account shall only be invested in Eligible Investments deemed to be “cash equivalents” for purposes of 17 CFR Part 246.4(b)(2) of Regulation RR, as determined by the Servicer.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning specified in Section 5.01 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Servicer with respect to the Issuer under the Exchange Act.

“Executive Officer” means, with respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Controller or the Treasurer of such corporation or limited liability company; and with respect to any partnership, any general partner thereof.

“Expenses” shall have the meaning assigned to such term in Section 8.02 of the Trust Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“Financed Vehicle” means a new or used automobile, light-duty truck or other type of motor vehicle, together with all accessions thereto, securing an Obligor’s indebtedness under the related Contract.

“FinCEN” means the Financial Crimes Enforcement Network, a bureau of the U.S. Department of Treasury.

“First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount, not less than zero, equal to the result of (a) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date), minus (b) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date; provided that the First Priority Principal Distribution Amount on and after the Stated Maturity Date of a Class of Class A Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class A Notes and all earlier maturing classes of Class A Notes to zero.

“Fitch” means Fitch Ratings, Inc.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities held with an Intermediary (concluded July 5, 2006).

“HCA” means Hyundai Capital America, a California corporation, and its successors and assigns.

“Holder” or “Noteholder” means a Person in whose name a Note is registered on the Note Register.

“Indemnified Losses” shall have the meaning specified in Section 6.01 of the Receivables Purchase Agreement.

“Indemnified Party” shall have the meaning assigned to such term in Section 8.02 of the Trust Agreement.

“Indenture” means the Indenture, dated as of November 10, 2026, between the Issuer and the Indenture Trustee, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Indenture Trustee” shall mean Citibank, N.A., a national banking association and its successors in interest and any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer, the Depositor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Initial Certificate Transfer Opinion” means an opinion rendered by nationally recognized tax counsel (i) upon the initial transfer by the Depositor of a Certificate that results in the Issuer being treated as a partnership for U.S. federal income tax purposes and (ii) while any Note retained by the Issuer or a Person that is considered the same Person as the Issuer for U.S. federal income tax purposes is outstanding that (x) such Notes will be debt for U.S. federal income tax purposes or (y) the transfer by the Depositor of such Certificate will not cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation.

“Initial Class A-1 Note Balance” means $425,000,000.

“Initial Class A-2-A Note Balance” means $543,800,000.

“Initial Class A-2-B Note Balance” means $150,000,000.

“Initial Class A-3 Note Balance” means $693,800,000.

“Initial Class A-4 Note Balance” means $86,290,000.

“Initial Class B Note Balance” means $36,870,000.

“Initial Class C Note Balance” means $61,450,000.

“Initial Pool Balance” means, an amount equal to the aggregate Principal Balance of the Receivables as of the Cutoff Date.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Period” means, with respect to the Class A-1 Notes and the Class A-2-B Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Interest Period, the Closing Date) to but excluding the current Payment Date and, with respect to the Class A-2-A Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, the period from and including the 15th day of the calendar month (or, in the case of the first Interest Period, from and including the Closing Date) to but excluding the 15th day of the current calendar month.

“Interest Rate” means the Class A-1 Rate, the Class A-2-A Rate, the Class A-2-B Rate, the Class A-3 Rate, the Class A-4 Rate, the Class B Rate or the Class C Rate, as the context may require.

“Investment Earnings” means, with respect to any Payment Date, any investment earnings (net of losses and investment expenses) on amounts on deposit in a Trust Account.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer” means Hyundai Auto Receivables Trust 2026-D until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Basic Documents and required by the TIA, each other obligor on the Notes.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Seller, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, any underwriter of the Notes, and any other material transaction party identified by the Servicer to the Indenture Trustee and the Owner Trustee in writing.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

“Liquidated Receivable” means a Receivable with respect to which the earliest of the following shall have occurred: (a) the related Financed Vehicle has been repossessed and liquidated, (b) the related Financed Vehicle has been repossessed for 30 days or more and has not yet been liquidated, (c) the end of the Collection Period in which the Receivable becomes more than 120 days delinquent, or (d) the Servicer has determined in accordance with its collection policies that all amounts that it expects to identify with respect to the Receivable have been identified.

“Liquidation Proceeds” means, with respect to any Liquidated Receivable, all proceeds of the liquidation of such Liquidated Receivable, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to the auction, repossession, transport, reconditioning and liquidation and any amounts required by law to be remitted or allocated to the account of the Obligor on such Liquidated Receivable.

“Note” means a Class A Note, a Class B Note or a Class C Note as the context may require.

“Note Balance” means, as of any date of determination, an amount equal to (a) the sum of (i) the Initial Class A-1 Note Balance, (ii) the Initial Class A-2-A Note Balance, (iii) the Initial Class A-2-B Note Balance, (iv) the Initial Class A-3 Note Balance, (v) the Initial Class A-4 Note Balance, (vi) the Initial Class B Note Balance and (vii) the Initial Class C Note Balance less (b) all amounts distributed to Noteholders on or prior to such date and allocable to principal thereon.

“Note Depository Agreement” means the agreement dated November 10, 2026 executed by the Issuer in favor of The Depository Trust Company, relating to the Notes, as the same may be amended or supplemented from time to time.

“Note Factor” means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment Date) divided by the original Outstanding Amount of such Class of Notes. The Note Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Outstanding Amount of such Class of Notes.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.04 of the Indenture.

“Noteholders” means the Class A-1 Noteholders, the Class A-2-A Noteholders, the Class A-2-B Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders, the Class B Noteholders and the Class C Noteholders.

“Notes” means the Class A Notes, the Class B Notes and the Class C Notes.

“Obligor” means a Person who obtained installment credit for the purchase of a Financed Vehicle the terms of which are evidenced by a Contract, and any other Person obligated to make payments thereunder.

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

“Officers’ Certificate” means a certificate signed by (a) the chairman of the board, any vice president, the controller or any assistant controller and (b) the president, a treasurer, assistant treasurer, secretary or assistant secretary of the Depositor or the Servicer, as appropriate.

“Opinion of Counsel” means one or more written opinions of counsel, who may be an employee of or counsel to the Issuer, Seller or the Servicer, which counsel shall be reasonably acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable, and which shall be addressed to the Owner Trustee and the Indenture Trustee.

“Optional Purchase” has the meaning assigned thereto in Section 9.01 of the Sale and Servicing Agreement.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Depositor to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(a)            Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b)            Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

(c)            Notes exchanged for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor on the Notes, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor on the Notes, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means, as of any date of determination and as to any Notes, the aggregate principal amount of such Notes Outstanding as of such date of determination.

“Owner Trustee” means U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.12 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Reserve Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means, with respect to each Collection Period, the 15th day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on December 15, 2026.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or an entity or account deemed to hold the plan assets of any of the foregoing.

“Pool Balance” means, with respect to any Payment Date, an amount equal to the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal identified from Obligors and Purchased Amounts to be remitted by the Servicer for such Collection Period and reduction to zero of the aggregate outstanding Principal Balance of all Receivables that became Liquidated Receivables during such Collection Period.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Balance” means, as of any time with respect to any Receivable, the principal balance of such Receivable as of the close of business on the last day of the preceding Collection Period under the terms of the Receivable determined in accordance with the customary servicing practices.

“Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to the sum of the First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount and Regular Principal Distribution Amount.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” means the final prospectus dated November 3, 2026 relating to the Notes.

“Purchase Price” shall have the meaning specified in Section 2.01(a) of the Receivables Purchase Agreement.

“Purchased Amount” means, with respect to any Purchased Receivable, the unpaid principal balance owed by the Obligor thereon plus interest on such amount at a rate equal to that Purchased Receivable’s APR accrued to and including the last day of the Collection Period that such Purchased Receivable is purchased by the Seller or the Servicer, as applicable.

“Purchased Assets” shall have the meaning specified in Section 2.01(a) of the Receivables Purchase Agreement.

“Purchased Receivable” means a Receivable purchased (i) by or on behalf of the Servicer pursuant to Section 4.07 of the Sale and Servicing Agreement, (ii) by or on behalf of the Seller pursuant to Section 3.03 of the Sale and Servicing Agreement or Section 7.02 of the Receivables Purchase Agreement or (iii) by the Servicer pursuant to Section 9.01 of the Sale and Servicing Agreement pursuant the Servicer’s exercise of an optional purchase of all Receivables.

“Rating Agency” means Fitch or S&P, as the context may require. If none of Fitch, S&P or a successor thereto remains in existence, “Rating Agency” shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Depositor and, written notice of which designation shall be given to the Owner Trustee, the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given 10 days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall not have notified the Issuer or the Indenture Trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current rating of each class of Notes.

“Rating Agency Notification” means with respect to any action, that each Rating Agency shall have been given prior written notice of such action.

“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance thereof over the portion of related Liquidation Proceeds allocable to principal.

“Rebate Advance” shall have the meaning set forth in Section 5.08 of the Sale and Servicing Agreement.

“Receivable” shall mean any Contract listed on Schedule I to the Receivables Purchase Agreement and Schedule A to the Sale and Servicing Agreement (which Schedule may be in electronic format).

“Receivable Files” means the following documents with respect to each Financed Vehicle:

(i)            the fully executed original of each Receivable (with respect to chattel paper evidenced by a tangible copy) or an “authoritative copy” (as such term is used in 9-105 of the UCC) of the Receivable (with respect to chattel paper evidenced by an electronic record) (in each case, together with any agreements modifying each such Receivable, including any extension agreement);

(ii)            the original credit application, or a copy thereof, fully executed by each Obligor thereon;

(iii)            the original certificate of title or such other documents evidencing the security interest of the Seller in the related Financed Vehicle; and

(iv)            any and all other documents that the Servicer shall have kept on file in accordance with its customary procedures relating to Receivables, Obligors or Financed Vehicles.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement dated as of November 10, 2026, between the Seller and the Depositor, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Record Date” means, with respect to a Payment Date or Redemption Date, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date; or, if Definitive Notes have been issued, the last day of the calendar month preceding such Payment Date or Redemption Date.

“Recoveries” means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof (other than Liquidation Proceeds), from whatever source, net of the sum of any amounts expended (and not otherwise reimbursed) by the Servicer for the account of the Obligor and any amounts required by law to be remitted or allocated to the account of the Obligor.

“Redemption Date” means, as the context requires, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.01 of the Indenture.

“Redemption Price” means in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, an amount equal to the unpaid Note Balance of all Notes redeemed plus accrued and unpaid interest thereon at the Interest Rate for each Note being so redeemed to but excluding the Redemption Date.

“Reference Time” means, if the Benchmark is not SOFR, the time determined by the Administrator after giving effect to the Benchmark Replacement Conforming Changes.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

“Registrar of Titles” means with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount no less than zero equal to (1) the excess, if any, of (a) the aggregate outstanding principal amount of the Notes immediately preceding such Payment Date over (b)(i) the Adjusted Pool Balance as of the last day of the related Collection Period minus (ii) the Target Overcollateralization Amount with respect to such Payment Date minus (2) the First Priority Principal Distribution Amount minus (3) the Second Priority Principal Distribution Amount; provided, however, that the Regular Principal Distribution Amount shall not exceed the Note Balance on such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount and the Second Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on or after the Class C Stated Maturity Date shall not be less than the amount that is necessary to reduce the Outstanding Balance of the Class C Notes to zero.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Regulation RR” means 17 C.F.R. Part 246, as such may be amended from time to time, and subject to such clarification and interpretation as may be provided by the Commission or its staff from time to time.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Reportable Event” means any event required to be reported on Form 8-K of the Issuer, and in any event, the following:

(a)            entry into a material definitive agreement related to the Issuer or the Notes or an amendment to a Basic Document (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b)            termination of a Basic Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement) (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c)            with respect to the Servicer only, the occurrence of a Servicer Termination Event;

(d)            an Event of Default under the Indenture;

(e)            the resignation, removal, replacement, or substitution of the Indenture Trustee or the Owner Trustee; and

(f)            with respect to the Indenture Trustee only, a required distribution to holders of the Notes is not made as of the required Payment Date under the Indenture.

“Repurchase Event” shall have the meaning specified in Section 7.02 of the Receivables Purchase Agreement.

“Repurchase Request” means a written request from a Requesting Party that the Seller repurchase a Receivable due to an alleged breach of a representation and warranty in Exhibit A to the Receivables Purchase Agreement. A Repurchase Request from a Requesting Party shall set forth (i) each Receivable that is subject to such Repurchase Request, (ii) the specific representation or warranty contained in Exhibit A to the Receivables Purchase Agreement it alleges was breached and (iii) the material adverse effect of such breach on the interests of the Issuer or the Noteholders that triggers the Repurchase Request.

“Requesting Party” means any Note Owner that has submitted a Repurchase Request.

“Reserve Account” means the account designated as such, established by the Issuer and maintained by the Indenture Trustee pursuant to Section 5.01(a)(ii) of the Sale and Servicing Agreement.

“Reserve Account Deposit” means $5,121,063.97.

“Reserve Account Required Amount” means, with respect to any Payment Date, an amount equal to 0.25% of the Adjusted Pool Balance as of the Cutoff Date; provided, however, that in no event shall the Reserve Account Required Amount on any Payment Date be more than the aggregate Outstanding Amount of the Notes on such Payment Date (after giving effect to the allocation of principal payments on such Payment Date); provided, further that, if pursuant to Section 9.01 of the Sale and Servicing Agreement, all amounts on deposit in the Reserve Account on such Payment Date are transferred from the Reserve Account to the Collection Account and applied to make payments pursuant to Section 5.05(b) of the Sale and Servicing Agreement, the Reserve Account Required Amount shall be $0 for such Payment Date.

“Reserve Account Withdrawal Amount” means, with respect to each Payment Date, the lesser of (x) the Available Amounts Shortfall with respect to such Payment Date and (y) and the amount on deposit in the Reserve Account on such Payment Date; provided, that, the Reserve Account Withdrawal Amount with respect to each Payment Date shall be reduced by any unreimbursed Advance and any amounts payable to HCA or any Affiliate thereof.

“Responsible Officer” means (a) with respect to the Servicer, the chief financial officer, the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, or any assistant secretary of the Servicer, (b) with respect to the Indenture Trustee or Owner Trustee, as applicable, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Basic Documents and (c) with respect to the Administrator, any officer having direct responsibility for the administration of the Basic Documents.

“Restricted Notes” means any Notes (i) that were retained by the Issuer or a Person that is considered the same person as the Issuer for U.S. federal income tax purposes as of the Closing Date, and (ii) for which no Debt-For-Tax Opinion has been rendered with respect to such Notes at any time after the Closing Date.

“Retained Note” shall mean any Notes held by the Issuer (or any other person treated as the same person as the Issuer for U.S. federal income tax purposes), but only so long as such Notes are held by such entity, until such time as such Notes are transferred in accordance with the terms and conditions of Section 2.04 of the Indenture.

“Review Conditions” means (i) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger for that Payment Date and (ii) the required percentage of Noteholders or Note Owners, as applicable, have voted to direct an Asset Representations Review of the Subject Receivables.

“Review Notice” means a notice from the Indenture Trustee to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to conduct an Asset Representations Review.

“S&P” means S&P Global Ratings and its successors.

“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement dated as of November 10, 2026, among the Depositor, HCA, as Seller and Servicer, the Issuer and the Indenture Trustee, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Schedule of Receivables” means the list of Receivables set forth in Schedule A to the Sale and Servicing Agreement or Schedule I to the Receivables Purchase Agreement (which Schedule may be in electronic form).

“Scheduled Payment” means, with respect to each Receivable, the scheduled monthly payment amount set forth in the related Contract and required to be paid by the Obligor during each Collection Period.

“SEC” means the Securities and Exchange Commission.

“Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (a) an amount equal to (i) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date, minus (b) the First Priority Principal Distribution Amount; provided that the Second Priority Principal Distribution Amount on and after the Class B Maturity Date shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class B Notes to zero.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Section 385 Controlled Partnership” means the meaning set forth in Treasury Regulation section 1.385-1(c)(1) for a “controlled partnership”.

“Section 385 Expanded Group” means the meaning set forth in Treasury Regulation section 1.385-1(c)(4) for an “expanded group”.

“Securities” means the Notes and the Certificates.

“Securities Account Control Agreement” means the Securities Account Control Agreement dated as of November 10, 2026, between the Trust, the Indenture Trustee and the Securities Intermediary, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means Citibank, N.A., in its capacity as the securities intermediary in the Securities Account Control Agreement.

“Securityholders” means the Noteholders and/or the Certificateholders, as the context may require.

“Seller” shall mean HCA in its capacity as Seller under the Receivables Purchase Agreement, a California corporation, and its successors and assigns.

“Servicer” means HCA, in its capacity as servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.

“Servicer Termination Event” has the meaning set forth in Section 8.01 of the Sale and Servicing Agreement.

“Servicer’s Certificate” means a certificate of the Servicer delivered pursuant to Section 4.09 of the Sale and Servicing Agreement, substantially in the form of Exhibit B to the Sale and Servicing Agreement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Payment Date, the product of (A) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from the Cutoff Date to and including the last day of the Collection Period (assuming a 30 day calendar month) over 360), (B) the Servicing Fee Rate and (C) the aggregate Principal Balance of the Receivables as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cutoff Date).

“Servicing Fee Rate” means 1.00% per annum.

“Similar Law” means any law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Simple Interest Method” means the method of allocating the monthly payments identified with respect to a Receivable to interest in an amount equal to the product of (a) the applicable APR, (b) the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment was made under such Receivable and (c) the Outstanding Amount of such Receivable, and allocating the remainder of each such monthly payment to principal.

“Simple Interest Receivable” means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).

“SOFR Adjustment Date” means the second U.S. Government Securities Business Day before the first day of such Interest Period.

“SOFR Determination Time” means 3:00 p.m. (New York time) on the U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website.

“SOFR Rate” means, initially, a rate equal to Compounded SOFR; provided, that, the Administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes.

“State” means any one of the 50 states of the United States of America, or the District of Columbia.

“Stated Maturity Date” means, for each class of Notes, the respective date set forth opposite such class of Notes in the table below or, if such date is not a Business Day, the next succeeding Business Day:

Class	Stated Maturity Date
Class A-1 Notes	November 15, 2027
Class A-2-A Notes	November 15, 2029
Class A-2-B Notes	November 15, 2029
Class A-3 Notes	August 15, 2031
Class A-4 Notes	April 15, 2033
Class B Notes	April 15, 2033
Class C Notes	February 15, 2034

“Statutory Trust Act” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

“Subject Receivables” means, for any Asset Representations Review, all Receivables outstanding and held by the Issuer which are 60 or more days delinquent as of the first day on which the Review Conditions are satisfied; provided, however, that any Receivable that becomes a Purchased Receivable or is paid off after such date will no longer be a Subject Receivable.

“Successor Servicer” has the meaning specified in Section 3.07(f) of the Indenture.

“Target Overcollateralization Amount” means, with respect to any Payment Date, 3.00% of the Adjusted Pool Balance as of the Cutoff Date. Notwithstanding the foregoing, the Target Overcollateralization Amount shall not exceed the Adjusted Pool Balance on such Payment Date.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

“Total Required Payment” means (a) with respect to any Payment Date prior to the occurrence of an “Event of Default” under the Indenture which has resulted in the acceleration of the Notes, the sum of (i) the Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods, (ii) unreimbursed Advances that will be reimbursed on such Payment Date pursuant to Section 5.08 of the Sale and Servicing Agreement, (iii) the accrued and unpaid interest on the Notes, (iv) an amount equal to the lesser of (x) the change in the Adjusted Pool Balance during the related Collection Period and (y) the Principal Distribution Amount and (v) on or after the Stated Maturity Date of any class of Notes, an amount necessary to reduce the Outstanding Amount of such class of Notes to zero, and (b) with respect to any Payment Date following the occurrence and during the continuation of an “Event of Default” under the Indenture which has resulted in an acceleration of the Notes, until the Payment Date on which the Outstanding Amount of all the Notes has been paid in full, the sum of (i) the specified amounts payable to the Indenture Trustee, (ii) the Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods, (iii) unreimbursed Advances, (iv) the accrued and unpaid interest on the Notes and (v) the amount necessary to reduce the Outstanding Amount of all of the Notes to zero. For the avoidance of doubt, on any Redemption Date, the Total Required Payment shall include the amount necessary to pay all outstanding amounts due on the Notes.

“Treasury Regulations” shall mean regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account and all proceeds of the foregoing.

“Trust Accounts” shall mean the Collection Account and the Reserve Account.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of November 10, 2026, between the Depositor, the Administrator and the Owner Trustee, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Trust Certificate” shall mean a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form attached to the Trust Agreement as Exhibit A.

“Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Officer” means, in the case of the Indenture Trustee or any Officer within the Corporate Trust Office of the Indenture Trustee, as the case may be, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture and, with respect to the Owner Trustee, any officer of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Yield Supplement Overcollateralization Amount” means with respect to any Payment Date, the dollar amount set forth next to such Payment Date on Schedule B to the Sale and Servicing Agreement.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

APPENDIX B

REGULATION AB REPRESENTATIONS, WARRANTIES AND COVENANTS

PART I

DEFINED TERMS

Section 1.01. Unless otherwise defined herein, terms used in this Appendix B that are defined in the Agreement to which this Appendix B is attached shall have the same meanings herein as in the Agreement.

PART II

COMPLIANCE WITH REGULATION AB

Section 2.01. Intent of the Parties; Reasonableness.

Each of the Issuer, the Depositor, the Seller, the Servicer and the Indenture Trustee acknowledges and agrees that the purpose of Part II of this Appendix B is to facilitate compliance by the Issuer, the Depositor, the Seller, the Servicer and the Indenture Trustee with the provisions of Regulation AB and the related rules and regulations of the Commission.

Neither the Issuer nor the Seller shall exercise its right to request delivery of information, reports or other performance under these provisions for purposes other than compliance with Regulation AB. Each of the Issuer, the Seller and the Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise. For so long as the Issuer is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, each of the Issuer, the Depositor, the Seller, the Servicer and the Indenture Trustee hereby agrees to reasonably comply with all reasonable requests made by any of the other parties hereto (including any of its assignees or designees), as the case may be, in good faith for delivery of such information or reports, including, without limitation, any Servicer compliance statements and reports (solely with respect to the Servicer), and assessments of compliance and attestation, as may be required under the then-current interpretations of Regulation AB. The servicing criteria to be addressed in the Indenture Trustee’s assessment of compliance and attestation shall be set forth on Schedule I attached hereto and such assessments of compliance and attestations shall be provided by March 15th and shall only be required for years in which a 10-K is required to be filed.

Appendix B-1	(2026-D Sale and Servicing Agreement)

SCHEDULE I

Servicing Criteria To Be Addressed In Assessment Of Compliance

The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria

Cash Collection and Administration

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

Investor Remittances and Reporting

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.*
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

*Solely with respect to remittances

Schedule-1	(2026-D Sale and Servicing Agreement)